Exhibit 99.T3B

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy     ARTICLES OF ASSOCIATION  for  LBI ehf.    CHAPTER I  Name of Company, domicile and purpose   Definitions that have relevance to these Articles of Association are set out herein or in Appendix 1.   Article 1  COMPANY TYPE  1.1  The "Company" is a private limited company with the name "LBI ehf.". The Company  operates pursuant to the Act on Private Limited Companies, No. 138/1994, as subsequently amended (the "Act on Private Limited Companies").   Article 2  DOMICILE   2.1  The Company's domicile, headquarters and legal venue is in Reykjavik.   Article 3  PURPOSE  3.1  The Company's purpose is to operate a holding company which involves general asset  administration in connection with claims, real estate, liquid assets, equities, commercial paper, guarantee rights and any other types of assets or interests belonging to the Company. The purpose of the Company is also to preserve, sell, lease and/or operate those assets and interests belonging to the Company, in addition to pursuing lending activities, provided the Board of Directors has concluded that such lending is reasonably necessary in order to preserve assets or otherwise take steps with respect to existing assets of the Company in order to maximise recoveries under the Bonds and other related or connected operations.    CHAPTER II  Share capital and register of shares   Article 4  SHARE CAPITAL  4.1  The Company's share capital is ISK 1,600,000,000 (one billion and six hundred million  Icelandic krOnur). Pursuant to the Company's composition, which became effective on 25 December 2015 (the "Composition"), the shares are paid for by means of set-off against claims that shareholders hold against the Company. The share capital is divided into shares with a value of ISK 1 each or a multiple of this amount.  4.2  If decided by a shareholders' meeting, subject to the Company having received an  authorisation from the Register of Annual Accounts allowing the Company to maintain its  accounting and annual accounts in EUR, in accordance with Article 1(3) of the Act on Private    1

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy   Limited Companies, to have the share capital of the Company converted into EUR, the Company's share capital shall be divided into shares with a nominal value of EUR 0.01 each or a multiple thereof.  4.3  The share capital of the Company is divided into two classes of shares, being 1,600,000,000  "Class A Shares" and, initially, 0 "Class B Shares". The rights of shareholders in each class are the same apart from the fact that shareholders holding Class B Shares do not enjoy voting rights except as set out in Articles 21.5 and 21.6 of these Articles of Association.  4.4  Shareholding certificates may be issued in the Company.   Article 5  SHARE REGISTER  5.1  The Company's Board of Directors shall keep a register of shares, as provided for in Art. 19  of Act No. 138/1994, which shall list:  1) the date of issue of share capital, 2) the nominal value of share capital and 3) to whom the share capital was issued, as well as any subsequent change of ownership, together with the name, Id. No. (if applicable), address and e-mail address of the shareholder or a representative of such shareholder. Furthermore, the date of change of ownership and of registration shall be listed. The register of shares shall be kept at the Company's offices and be accessible to all shareholders to acquaint themselves with it. A register of shares may be in electronic format.  5.2  The register of shares shall be regarded as conclusive proof of ownership rights to shares  towards the Company and any stock splits, meeting announcements, or other notifications, shall be sent to the party currently recorded in the shareholders' register as the owner of the respective share capital. Dividends shall be paid to those holders of shares registered in the register of shares at the end of the day of the shareholders' meeting approving the dividend distribution, unless the Company is notified of the assignment of the dividend upon the assignment of share capital. The Company shall bear no responsibility for payments or notifications which may go astray as a result of failure to notify it of changes in ownership or residence.   Article 6  CAPITAL INCREASE  6.1  The Company's Board of Directors may increase its share capital by up to 53,425,392 shares  by issuing new Class A Shares to fulfil Disputed Claims and Contingent Claims, as provided for in Article 7 of these Articles of Association.  6.2  The Company's Board of Directors may also issue new shares in the Company to be  delivered to owners of Bonds which were delivered pursuant to the Company's Composition, should the Company's Board of Directors decide to unilaterally avail itself of unilateral conversion rights provided for in the Bonds.  6.3  The Company's share capital may also be increased in accordance with Remedial Actions  pursuant to Articles 12 to 14.  6.4  Otherwise the Company's share capital may not be increased.         2

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy    Article 7  SHARE CAPITAL FOR DISPUTED CLAIMS AND CONTINGENT CLAIMS  7.1  In accordance with the Composition, the Company's Board of Directors shall issue new  Class A Shares to fulfil the provisions of the Composition in relation to Disputed Claims or Contingent Claims that subsequently become recognised as claims which would have given them the status of Composition Claims under the Composition. This applies in the following instances:  (a)  where a Disputed Claim has been recognised by an accord approved by the  Company's Board of Directors or a final resolution by an Icelandic court; and/or  (b)  where a contingency event occurs, resulting in a Contingency Claim no longer being  contingent upon the outcome of such event but instead becomes subject to treatment as a Composition Claim.  7.2  Upon any Disputed Claim and/or a Contingent Claim becoming a recognised Composition  Claim, as specified in Article 7.1, the Board of Directors is authorised and obliged to issue and allot new Class A Shares up to a maximum aggregate nominal value of ISK 53,425,392 in order to comply with the Company's obligations in respect of such Composition Claim. Each creditor holding such Composition Claim is deemed to have subscribed for (and has the right to be registered as holder of) any Class A Shares allotted to it as payment for that Composition Claim. The subscription price shall be ISK 1 per Class A Share and shall be paid by means of set-off against the Composition Claim.  7.3  Class A Shares issued in accordance with this Article  7 will be subject to the same  redemption requirements as other Class A Shares, pursuant to these Articles of Association.  7.4  Shareholders waive any and all priority rights that they may have under these Articles of  Association or otherwise in connection with subscription of shares issued under the authorisation set out in this Article.   Article 8  OWN SHARES  8.1  The Company may purchase its own issued shares ("Own Shares"), to the extent permissible  by law and these Articles of Association.  8.2  The Company may reduce its capital in respect of any Own Shares which it holds, in  accordance with Icelandic law.  8.3  The Company cannot hold Own Shares exceeding more than 10 per cent. of the Company's  share capital (any such shares being "Excess Own Shares") for more than six months. Any Excess Own Shares held at the end of this period shall be cancelled by reduction of capital.  8.4 Own Shares do not have voting rights.  Article 9  STATUS OF SHAREHOLDERS  9.1  No privileges are conferred by any shares in the Company. Shareholders are not subject to  redemption of their shares other than as a result of peremptory statutory provisions and the Company's Articles of Association.      3

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy    Article 10  COMPLIANCE WITH ARTICLES OF ASSOCIATION  10.1  All shareholders are required, without special obligation, to comply with the provisions of  these Articles of Association as they now stand or as subsequently amended in accordance with Icelandic law. Shareholders bear no responsibility for the obligations of the Company above and beyond their holding.    CHAPTER III  Transfer of shares   Article 11  TRANSFER RESTRICTIONS  The Shares shall be freely transferable except that the Board of Directors shall, in accordance with article 15 of the Act, decline to register any transfer of shares or any encumbrance, which would or could result in a breach of the restrictions contained in this Article 11. The Board of Directors shall not give its consent in respect of a Transfer unless it considers that it has received a valid Transfer Notice in accordance with Article 11.4. Where the Company is withholding its consent to a Transfer in accordance with this Article 11, it shall notify the Transferor of such decision.  11.2  A party acquiring share capital in the Company may not exercise his/her rights as a  shareholder unless his/her name has been entered in the register of shares following approval  by the Board of Directors for the Transfer. No such approval shall be granted unless the Transfer complies with the provisions of this Chapter III. 11.3 Class A Shareholders must at all times adhere to the Stapling Requirement. 11.4  Each Transferor and Transferee must promptly deliver to the registered office of the  Company, a Transfer Notice duly signed by both the Transferor and the Transferee in respect of any Transfer, together with such instrument of transfer and any share certificate required to be provided in connection with the relevant Transfer. Any inaccuracy or misrepresentation in any such Transfer Notice, or any breach pursuant to Article 11.5 below, will in each case be deemed to be a failure to comply with the Stapling Requirement and the Board of Directors' consent may be withheld in respect of that Transfer, or if it has granted its consent and subsequently becomes aware of such failure to comply with the Stapling Requirement, the Board of Directors shall be entitled to take Remedial Action with respect to the Class A Shares and/or Class B Shares held by such Shareholder.  11.5  If the Board of Directors is not satisfied that the information in such Transfer Notice is  correct, complete or otherwise adequate for the purposes of assessing compliance with these Articles, if the Transfer Notice indicates that the Transfer is not in compliance with these Articles, or if the Company otherwise believes that the Transfer would breach or result in a breach of these Articles of Association, the Board of Directors has the right to refuse to give its consent to the proposed Transfer.  11.6  Each shareholder (together with other members of its Group) shall hold the entire beneficial  interest in the shares registered in its name and all shares must be held by a shareholder in its name and not through a nominee. Each shareholder, by acquiring Class A Shares, will be deemed to have acknowledged that the Board of Directors may (in its sole discretion) redeem    4

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy   any Class A Shares by way of a Remedial Action (in accordance with Article 14) at their nominal value where the Board of Directors is not satisfied that (i) the shareholder in whose name such shares is registered holds the entire beneficial interest in such shares; or (ii) such Class A Shares are not held through a nominee other than the Securities Escrow Agent (as defined in Article 30). No party who has only a beneficial interest in any shares (including those held through a Securities Escrow Agent) shall have any resulting right, as against the Company, to be registered as the legal owner of such shares.   Article 12  REMEDIAL ACTION IN RELATION TO DEFAULTING STAPLING SHAREHOLDERS  12.1  The Board of Directors may reduce the Company's share capital by redemption, in  accordance with Article 37 of the Act on Private Limited Companies, by the amount of any Excess Class A Shares held by any Class A Shareholder at their aggregate nominal value and, at the discretion of the Board of Directors, the Board of Directors may apply such aggregate amount raised from the redemption of such Excess Class A Shares towards issuing such Class A Shareholder with an aggregate number of Class B Shares equal to the aggregate number of Excess Class A Shares so redeemed.   Article 13  REDEMPTION OF CLASS B SHARES AND ISSUE OF CLASS A SHARES  13.1  The Board of Directors may (at its sole discretion) at any time reduce the share capital of the  Company by redemption, in accordance with Article 37 of the Act on Private Limited Companies, by the amount of any or all Class B Shares held by a Class B Shareholder at a value equal to the nominal value of each Class B Share which is the subject of the redemption and, at the discretion of the Board of Directors, the Board of Directors may apply such aggregate amount raised from the redemption of such Class B Shares towards issuing such Class B Shareholder with an aggregate number of Class A Shares equal to the aggregate number of Class B Shares so redeemed, provided that such Class B Shareholder is not and would not as a result become a Defaulting Stapling Shareholder.   Article 14  GENERAL PROVISIONS IN RESPECT OF TRANSFERS AND REMEDIAL   ACTIONS  14.1  Each  shareholder,  by  acquiring shares  in the  Company,  will  be  deemed to have  acknowledged that redemption as part of a Remedial Action will be exercised at nominal value, regardless of any other value that may be attributed to such shares by trading or otherwise.  14.2  The Board of Directors is authorised to issue and allot new Class A Shares in order to redeem  Class B Shares then outstanding, in accordance with these Articles of Association. The new Class A Shares may be paid up by set-off against the value of the Class B Shares.  14.3  The Board of Directors is authorised to issue and allot new Class B Shares in order to redeem  Class A Shares then outstanding in accordance with these Articles of Association. The new Class B Shares may be paid up by set-off against the value of the Class A Shares.  14.4  Shareholders shall not have priority rights in connection with the issuance of shares under  this Article.      5

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy    CHAPTER IV  Request for information   Article 15  SHARES AND BONDS  15.1  In addition to the requirements of Article 11, the Board of Directors may at any time, by not  less than 10 Business Days' written notice, require all or any of its shareholders:  (a) to disclose to the Company the identity of any person other than the shareholder who has any ownership interest or security interest in the shares held by the shareholder (an "Interested Party"); (b) to disclose to the Company the nature of such ownership interest; (c) to disclose to the Company whether or not the shareholder or any Interested Party satisfies the Stapling Requirement; and  (d)  to provide to the Company any documents which the Board of Directors deem  necessary to verify the identity of the shareholder and/or the Interested Party.  15.2  The Board may at any time by not less than 10 Business Days' written notice, require all or  any of its shareholders to provide evidence of its and any Interested Party's holdings of Bonds (which shall include evidence of any ownership interest or security interest in such Bonds).  15.3  If any shareholder fails to provide evidence satisfactory to the Company (acting reasonably)  within 10 Business Days of a written notice of any of the matters referred to above then, until satisfactory evidence of the relevant matter is provided to the Company (acting reasonably), that shareholder shall be regarded as a Defaulting Stapling Shareholder and Article 12 shall apply.    CHAPTER V  Shareholders' meetings   Article 16  GENERAL  16.1 The Company's shareholders' meeting is the supreme authority in its affairs. 16.2  All shareholders, their proxies and advisors, the Company's auditor and managing director  are entitled to attend a shareholders' meeting.  16.3  Shareholders may appoint a proxy to attend a shareholders' meeting on their behalf. A proxy  must present a written, dated and witnessed power of attorney. A shareholder may attend a shareholders' meeting together with an advisor. An advisor does not have the right to address a shareholders' meeting, make motions or vote.  16.4  The Company's auditor and managing director shall have full rights to speak and make  motions at shareholders' meetings, despite not being shareholders.  16.5  The Board of Directors may invite experts to specific meetings, if their opinions or assistance  is required.      6

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy    Article 17  ANNUAL GENERAL MEETINGS  17.1 An annual general meeting ("AGM") shall be held before the end of April in each year. 17.2 The AGM shall be convened with an advertisement published on the Company's Website and written notices sent by mail or e-mail to shareholders listed in the shareholder registry referred to in Article 5 of these Articles of Association with at least two weeks' and no more than four weeks' notice. The agenda of the meeting shall be specified in the announcement. 17.3 An AGM is legally constituted if lawfully convened, regardless of how many persons attend it.  Article 18 AGENDA OF THE AGM 18.1 The following items shall be dealt with at the AGM: (a) a report from the Board of Directors on Company activities during the previous operating year;  (b)  annual financial statements for the previous operating year, together with a report  from the auditor, submitted for approval;  (c)  a decision on the payment of a dividend and the treatment of profit or loss during the  previous financial year;  (d) a proposal from the Board of Directors on a remuneration policy submitted to the meeting for approval; (e) motions for amendments to the Articles of Association, if any have been received; (f) elections to the Board of Directors; (g) election of an auditor; (h) a decision on the compensation of Directors for the coming term; and  (0 other business. 18.2 Election of the Board of Directors shall be carried out in accordance with the relevant provisions of the Act on Private Limited Companies.   Article 19  EXTRAORDINARY GENERAL MEETINGS  19.1  Extraordinary general meetings shall be held whenever the Board of Directors deem  necessary, in accordance with a resolution at a meeting or if the elected auditor or shareholders controlling at least 1/20 of the Company's share capital demand such, in writing, stating the object of the meeting; in such case an extraordinary general meeting shall be called within 14 days of receipt of the demand by the Board of Directors.  19.2  Extraordinary general meetings shall be convened with an advertisement published on the  Company's Website and written notices to shareholders sent by mail or e-mail in accordance with the shareholder registry referred to in Article 5 of these Articles of Association with at least two weeks' and no more than four weeks' notice. If all shareholders, or their proxies, attend they may grant an exemption from this provision.     7

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy    19.3  An extraordinary general meeting is legally constituted if lawfully convened, regardless of  how many persons attend it.   Article 20  AGENDA OF SHAREHOLDERS' MEETINGS  20.1  Every shareholder shall be entitled to have a specific issue dealt with at a shareholders'  meeting, if a written request for such is submitted to the Company's Board of Directors no later than ten business days prior to the commencement of the meeting.  20.2  The meeting announcement must state the business to be dealt with at the shareholders'  meeting. At least one week prior to a shareholders' meeting, the agenda, any final motions that have been submitted, as well as the year's annual financial statements and report of the auditor, in the case of an AGM, must be available at the Company's office and on its Website for inspection by shareholders and shall also be sent to every registered shareholder who so requests.  Article 21 VOTING  21.1  Each Class A Share conveys one vote at shareholders' meetings. Class B Shares have no  voting rights apart from what is provided for in Articles 21.5 and 21.6 below, in which case, each Class B Share shall convey one vote.  21.2  The majority of votes shall determine the outcome at shareholders' meetings, unless  otherwise provided for by these Articles of Association or in accordance with Icelandic law. In the case of a tie vote, the outcome shall be decided by lot. Voting shall be carried out using ballots if so demanded by any person attending the meeting eligible to vote.  21.3  Subject to Article 21.4, these Articles of Association may be amended at a lawfully held  shareholders' meeting with the approval of at least two-thirds of the votes cast and also the approval of shareholders controlling at least two-thirds of the Class A Shares represented by votes at the meeting, provided that applicable law does not provide for an alternative number of votes.  21.4  Notwithstanding the provisions of Article 21.3, Article 28 to Article 32 (inclusive) and this  Article 21.4 may only be amended at a lawfully held shareholders' meeting (attended by shareholders, or their representatives, controlling at least 50 per cent. of the Company's total Class A Shares), with the approval of at least 75 per cent. of the votes cast and also the approval of shareholders controlling at least 75 per cent. of the Class A Shares in the Company represented by votes at the meeting, provided that such amendments are not in breach of the Composition or Bond Terms and Conditions.  21.5  Notwithstanding the provisions of Article 21.3, a decision on an amendment to these Articles  of Association causing a variation of rights between Class A Shares and Class B Shares require the approval of (a) shareholders holding more than 90 per cent. of the share capital in the class of shares adversely affected by such an amendment and whose votes are  represented at a meeting; and (b) more than 50 per cent. of the class of shares as a whole.  21.6  The approval of all shareholders is required for decisions on the following amendments to  these Articles or statutory law:       8

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy    (a) to limit the rights of shareholders to receive dividends or other disbursements from the Company, for the benefit of others than shareholders; (b) to increase shareholders' liabilities towards the Company; (c) to limit the authority of shareholders in the handling of their shares, cf. Art. 14 and 15 of the Act on Private Limited Companies; and  (d)  without prejudice to the provisions of Article  12 and Article  13, to obligate  shareholders to be subject to redemption of their shares, unless upon dissolution of the Company.  21.7  Reference is made to Art. 69 of Act on Private Limited Companies.   Article 22  RESERVED MATTERS  22.1  Notwithstanding anything to the contrary herein, proposals on the following matters shall  not be considered approved by, or binding on, the Company unless approved by the majority of votes at a shareholders' meeting:  (a)  any dealings by the Company involving the bonds originally issued by Landsbankinn  hf. to the Company pursuant to a Framework and Bond Issuance Agreement dated  15 December 2009 between the Company and the Ministry of Finance on behalf of the Government of Iceland, and later amended and restated pursuant to an Amendment  and  Restatement  Agreement  dated 4  December 2014  between Landsbankinn hf. and the Company (the "LB Bond"), unless such dealings result in the Company accepting a repayment or prepayment of the LB Bond at or above par;  (b)  disposal of any of the Company's asset(s) in a transaction or a series of related  transactions having a fair market value in aggregate in excess of ISK 25,000,000,000 and the Board of Directors shall determine such fair market value based on the latest audited book value adjusted by such other factors (including any expert evidence) that the Board of Directors may reasonably rely on;  (c)  until the Bonds (as defined in Article 28) have been repaid in full, any incurrence of  or agreement to incur indebtedness in aggregate in excess of ISK 25,000,000,000;  (d)  any conversion of currency into ISK, unless such ISK amounts produced as a result  of such conversion are applied solely for the purposes of payment of domestic operating expenses, including taxes; and  (e)  the entering into by the Company of any new business or change in the nature of the  Company's business existing as at the date of adoption of Articles, unless the Board of Directors has resolved (acting reasonably) that such actions will be beneficial to the holders of the Bonds and would not have adverse tax consequences for the Company.             9

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy    CHAPTER VI  The Company's Board of Directors   Article 23  COMPOSITION OF THE BOARD OF DIRECTORS  23.1  The Company's Board of Directors, as provided for in these Articles of Association, shall  consist of three persons, elected at the AGM for a two-year term. One alternate may also be elected. Statutory provisions shall apply concerning eligibility of Directors. Election to the Board of Directors shall generally be by ballot if more persons are nominated than are to be elected. The Board elects a Chairman from among the Directors and divides responsibility for other tasks between Directors. The Board of Directors may entrust the Chairman with certain tasks on behalf of the Company as currently authorised by law. A majority of the Board of Directors is required to oblige the Company.   Article 24  QUORUM AND VOTING  24.1  The Chairman of the Board shall convene and direct board meetings. Meetings shall be held  when the Chairman deems necessary. In addition, the Chairman must call a meeting of the Board of Directors at the request of a Director or the managing director. Board meetings shall be convened with at least 24 hours' notice. Convening a meeting electronically is regarded as sufficient. A meeting of the Board of Directors is legally constituted if legally convened and a majority of the Directors, or alternate Director if applicable, is present. Questions shall be decided by a majority of votes. The Board of Directors must keep minutes of the proceedings of Board meetings and endorse them with their signatures. Any person entitled to attend a board meeting may demand that his/her comments and dissenting opinion are recorded in the minutes.   Article 25  BOARD RESPONSIBILITIES  25.1  Subject to Article 22, the Company's Board of Directors shall direct its affairs between  shareholders' meetings. The responsibilities of the Board of Directors shall be determined by the Company's Articles of Association, provisions of the Act on Private Limited Companies and other statutory provisions as applicable. The Board of Directors shall adopt its own protocols.   Article 26  MANAGING DIRECTOR  26.1  The Board of Directors may entrust one or more managing directors to carry out the daily  management of the Company in full or in part, on its responsibility, to the extent authorised by law. The managing director shall ensure that the Company's operations comply with law, these Articles of Association and decisions of the Board of Directors at any given time. The managing director shall furthermore take care that he/she fulfils all the specific or general statutory conditions which may apply to his/her position.         10

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy    CHAPTER VI  Accounts and auditing   Article 27  FINANCIAL STATEMENTS  27.1 The Company's financial year shall be the calendar year. 27.2 The Company's annual financial statements must be audited by an auditing firm. 27.3 The auditing firm shall be elected at the Company's AGM for a one-year term.   CHAPTER VII  Implementation of the Composition   Article 28  CONVERTIBLE BONDS  28.1  In accordance with the Company's Composition and with reference to Chapter VI of the Act  on Private Limited Companies, it decided at a Shareholders' meeting held on 19 February 2016, to issue to its Composition Creditors (as defined in the Composition) bonds in the amount of ISK 288,059,442,384, issued in equivalent amount in EUR determined in accordance with the published selling rate of EUR vs. ISK on the date of issuance, which are convertible into Class A Shares (the "Bonds").  28.2  The Bonds will be constituted by a trust deed (as amended or supplemented from time to  time), and issued subject to the terms and conditions applicable to the Bonds, as the same may from time to time be modified (the "Bond Terms and Conditions").  28.3  On 19 February 2016, a resolution was passed at a shareholders meeting resolving that  convertible bonds due 30 November 2035, pursuant to the Composition of the Company, should be issued by the Company for the benefit of its Composition Creditors. The main terms of the Bonds are as follows:  (a)  Aggregate principal amount of the Bonds is the amount of EUR which is equivalent  to ISK 288,059,442,384 based on the published selling rate of EUR vs. ISK on the  date of issuance of the Bonds; (b) Final maturity date is 30 November 2035; (c) Payments on the Bonds shall be made from Available Cash (as defined in the Bond Terms and Conditions) in the Company; (d) The Bonds are non-interest-bearing; and (e) Each Composition Creditor entitled to receive Bonds under the terms of the Composition will receive a pro rata amount of the Bonds equivalent to the proportion that such Creditor's Composition Claim(s) in excess of the Securities Distribution Threshold (as defined in the Composition) bears to the sum of all such Creditors' Composition Claims in excess of the Securities Distribution Threshold.  The holders of the Bonds shall have no rights as a result of changes to the Company's share capital, further issuance of convertible debt instruments or warrants, liquidation, merger or division of the Company.    11

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy    Article 29  CONVERSION OF CONVERTIBLE BONDS  29.1  The Board of Directors is authorised to issue and allot new Class A Shares up to a maximum  aggregate nominal value of ISK 53,425,392, in order to meet its obligations in respect of Subscription Rights (as defined in Article 29.5), including those issued in accordance with Articles 29.5 and 29.6, following a conversion of Bonds in accordance with the Bond Terms and Conditions. The new Class A Shares shall be paid up by set-off against the value of the Bonds, as represented by the relevant Subscription Rights.  29.2  Upon the Composition becoming effective, holders of the Bonds are deemed to have  subscribed for (and have the right to be registered as holder of) any Class A Shares allotted to them pursuant to their Subscription Rights or Contingent Subscription Rights under Articles 29.5 to 29.7.  29.3  Class A Shares issued in accordance with this Article  29 will be subject to the same  redemption requirements as other Class A Shares, pursuant to these Articles of Association.  29.4  Shareholders shall not have any priority rights in connection with the issuance of shares  under this Article 29.  29.5  Upon conversion of Bonds into Class A Shares in accordance with the Bond Terms and  Conditions,  the  Company  shall  initially  issue  non-transferable  subscription  rights ("Subscription Rights") to each Bondholder in respect of the Relevant Number of Class A Shares which such Bondholder is entitled to receive pursuant to the terms of the Bond Terms and Conditions. Provided that such Bonds are not held by the Securities Escrow Agent by virtue of having been issued in respect of Disputed Claims or Contingent Claims, the Board of Directors shall, as soon as reasonably practicable and in accordance with Article 29.1, exchange the Subscription Rights issued in respect of each Bond for Class A Shares and register such Class A Shares in the name of the relevant Bondholder.  29.6  If any Disputed Claim is still pending and has not been recognised as a Composition Claim  at the time of any conversion of the Bonds, the Subscription Rights issued pursuant to Article  29.5 in respect of such Bonds relating to such Disputed Claim shall be contingent and nontransferable ("Contingent Subscription Rights") and can only be exchanged for Class A Shares in the Company if and to the extent such Disputed Claim is recognised as a Composition Claim. At such time, the Board of Directors shall, in accordance with Article 7, exchange the Contingent Subscription Rights into corresponding amounts of Class A Shares and register the same in the name of the relevant Composition Creditor. In the event it becomes certain that a Disputed Claim will not be recognised as a Composition Claim in part or in whole, any outstanding Contingent Subscription Rights pertaining to the finally rejected Disputed Claim shall be cancelled.  29.7  If any Contingent Claim is still pending and has not been recognised as a Composition Claim  at the time of any conversion of the Bonds, the Subscription Rights issued pursuant to Article  29.5 in respect of such Bonds relating to such Contingent Claim shall be Contingent Subscription Rights and can only be exchanged for Class A Shares in the Company if and to the extent such Contingent Claim is recognised as a Composition Claim. At such time the Company shall exchange the Contingent Subscription Rights into corresponding amounts of Class A Shares and register the same in the name of the relevant Composition Creditor. In the event it becomes certain that a Contingent Claim will not be recognised as a Composition      12

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy   Claim in part or in whole, any Contingent Subscription Rights pertaining to the finally rejected Contingent Claim shall be cancelled.  29.8  The Board of Directors shall procure that Subscription Rights and Contingent Subscription  Rights shall be renewed annually or as otherwise required in accordance with Icelandic law.  29.9  For the avoidance of doubt, (i) neither issuance nor the exercise of Subscription Rights or  Contingent Subscription Rights will give rise to any priority right for existing shareholders; and (ii) Subscription Rights (including Contingent Subscription Rights) are non-transferable.   Article 30  ESCROW ARRANGEMENTS  30.1  According to the Composition, the Company may be required to place shares into escrow, as  provided for in Article 103a paragraph 6 of the Act No. 161/2002 on Financial Undertakings. The Company will enter into an escrow agreement (the "Securities Escrow Agreement") with a securities escrow agent (as may be replaced from time to time, the "Securities Escrow Agent"), pursuant to which the Company will implement these escrow arrangements in accordance with the terms of the Composition (the "Securities Escrow Arrangements"). The Company shall administer the Securities Escrow Arrangements (including through the giving of written notice to the Securities Escrow Agent for the release of cash, Bonds and Class A Shares (as applicable)) in accordance with the Composition and the Securities Escrow Agreement and using due care, prudence and diligence.  30.2  No voting rights may be exercised in relation to Class A Shares held by, or registered in the  name of, the Securities Escrow Agent, pursuant to the Securities Escrow Agreement.   Article 31  DISPUTED CLAIMS AND CONTINGENT CLAIMS  31.1  The Company shall control the conduct, supervision, administration and settlement of  Disputed Claims and Contingent Claims in accordance with the Composition. In particular, the Company shall have conduct of, supervise the conduct of, or administer, any Disputed Claim which has been referred to the Icelandic Courts.  31.2  In discharging its obligations and functions above, the Company shall conduct functions and  discharge its obligations using due care, prudence and diligence.   Article 32  COMPLIANCE WITH THE COMPOSITION  32.1  The Company shall comply and the Board of Directors shall procure that the Company  complies, with its obligations under the Composition and the Securities Escrow Agreement.    Chapter VIII  Miscellaneous provisions   Article 33  RESTRICTIONS ON DIVIDEND PAYMENT  33.1  While any Bonds are outstanding, no dividend shall be paid to shareholders of the Company.  To the extent that any dividends are paid while there are outstanding Contingent Subscription     13

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy   Rights that have not been converted into Class A Shares, the Company shall procure that it reserves an amount equal to the dividends that would have been paid on any Class A Shares on which such Contingent Subscription Rights could be subsequently exchanged for. Upon any subsequent exchange of such Contingent Subscription Rights for Class A Shares, the Company shall make payment to the holder of such Class A Shares, equal to the amount previously reserved by the Company in respect of the Contingent Subscription Rights to which such Class A Shares relate.   Article 34  STATUTORY PROVISIONS  34.1  Any aspects not provided for in these Articles of Association shall be governed by provisions  of the Act on Private Limited Companies, the Act on Annual Financial Statements and other statutory provisions as applicable.   Article 35  ADOPTION OF ARTICLES OF ASSOCIATION  35.1  These Articles of Association have been adopted by the Company's winding-up board based  on and as provided for in the Composition at a shareholders' meeting on 19 February 2016. Previous Articles of Association of the Company shall be invalid as of the same date.                                               14

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy    Appendix 1   In these Articles of Association, the following terms shall have the definitions set out below: "Affiliate"     "Announced Total Principal Amount of Bonds"  "Board of Directors"   "Bondholder"   "Class A Shareholder"   "Class A Transferee"   "Class A Transferor"   "Class B Shareholder"   "Class B Transferee"   "Class B Transferor"   "Composition"  "Composition Claim"       "Contingent Claim"     "Contingent Subscription Rights" means, in relation to any person: (i) a Subsidiary of that  person; (ii) a Holding Company of that person; (iii) any  other Subsidiary of the Holding Company referred to in (ii); or (iv) any entity that is Controlled by, Controls or is under the same common Control as that person; means  the  total  principal  amount  of Bonds  then  outstanding as displayed on the Company's Website; means the Board of Directors of the Company (and each director thereof shall be a "Director"); means the holder of a Bond, as defined in the Bond Terms and Conditions; means any person that is registered as a holder of any Class A Shares; any person to whom a Class A Shareholder Transfers or purports to Transfer any of its Class A Shares; means a Class A Shareholder that Transfers or purports to Transfer any of its Class A Shares to another person; means any person that is registered as a holder of any  Class B Shares; any person to whom a Class B Shareholder Transfers or purports to Transfer any of its Class B Shares; means a Class B Shareholder that Transfers or purports to Transfer any of its Class B Shares to another person; has the meaning given to it in Article 4.1; means an unsecured Claim against the Company, as  defined in Article 29 paragraph one, cf. Article 28  paragraph 1 of the Bankruptcy Act, of an amount greater than ISK 11,821,975;  means a Composition Claim against the Company which is subject to a condition precedent and will become a recognized  Composition  Claim  if and  when  such  condition precedent is fulfilled;   has the meaning given to it in Article 29.6;        15

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy   "Controlled"               "Defaulting Stapling Shareholder"  "Disputed Claim"           "Excess A Share Percentage"     "Excess Class A Shares"    "Group"   "Holding Company"    "Percentage Holding"  means the possession, directly or indirectly of the power  to direct or cause the direction of the management and  policies of a person whether through the ownership of  voting  securities,  by  contract  or  otherwise,  and  "Control" shall be construed accordingly (and for the  avoidance of doubt, (a) a limited partnership shall be  deemed to be Controlled by its manager, general partner  and/or by such other Person or Persons to whom such  Control may have been granted or whom the limited  partnership may have  appointed to carry out those  functions  ordinarily  associated  with  the  rights  and  obligations of the manager or general partner, and (b) a  fund shall be deemed to be Controlled by its manager  and/or by such other Person or Persons to whom such  Control may have been granted). means any Class A Shareholder that holds Excess Class A Shares; means a claim of any creditor against the Company, in respect of which the treatment of such claim by the  Company has been challenged either by that creditor or by any other creditor of the Company and which  challenge has not been finally resolved either by the  Icelandic courts or by agreement between the disputing parties, and which would if accepted by the Company constitute a Composition Claim. means in respect of a Class A Shareholder, the Percentage  Holding of Class A Shares held by its Group which  exceeds the Percentage Holding of Bonds held by its  Group; means in respect of a Class A Shareholder, the number of Class  A  Shares  representing  the  Excess  A  Share Percentage held by its Group; means in relation to any person, such person and its  Affiliates; means, in relation to a company or corporation, any other company or corporation in respect of which it is a  Subsidiary; means: (i) in relation to Bonds, the proportion (expressed as a percentage) obtained by dividing the total principal  amount  of Bonds  held  by  a person  by  the  Announced Total Principal Amount of Bonds; and      16

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy        "Relevant Number of Class A Shares"     "Remedial Action"     "Securities Escrow Agreement"  "Stapling Requirement"   (ii) in relation to Class A Shares,  the proportion (expressed as a percentage) obtained by dividing  the total number of Class A Shares held by that  Shareholder by the Relevant Number of Class A  Shares; means the aggregate number of Class A Shares in the share capital from time to time, adding back thereto all Class A Shares that had been redeemed by the Company as a consequence of it taking Remedial Action announced by the Company on its Website; means the measures that the Company may take under  Articles 12 to Article 14 (inclusive) if the Stapling  Requirement has not been satisfied as a result of a  Transfer or if a shareholder is in breach of Article 16; has the meaning given to it in Article 30.1; means the requirement in respect of a Transfer of Class A Shares that either: (i) the Transfer is made by a Class A Transferor to its Affiliate; or (ii) if paragraph (i) above does not apply, immediately following such Transfer of Class A Shares between   a Class A Transferor and a Class A Transferee, the   Percentage Holding of Bonds of the Class A   Transferor's Group is the same as its Percentage   Holding of Class A Shares (or so substantially   similar as to make no material difference in the   relative sizes of such holdings (as determined by   the Board of Directors in its absolute discretion))   and the Percentage Holding of Bonds of the Class   A Transferee's Group is the same as its Percentage   Holding of Class A Shares(or so substantially   similar as to make no material difference in the   relative sizes of such holdings (as determined by   the Board of Directors in its absolute discretion)),   and the requirement in respect of a Transfer of Bonds that either: (iii)  the Transfer is made by a Bondholder to its   Affiliate; or (iv)   if  paragraph (iii)  above   does   not   apply, immediately following such Transfer of Bonds  between Bondholders, the Percentage Holding of  Class A Shares of the Bondholder's Group is the  same as its Percentage Holding of Bonds (or so    17

English translation from the Icelandic original — Icelandic text prevails in case of discrepancy    substantially  similar  as  to  make  no  material  difference in the relative sizes of such holdings (as determined by the  Board of Directors in  its absolute discretion)) and the Percentage Holding of Class A Shares of the Bondholder's Group is the same as its Percentage Holding of Bonds (or so substantially  similar  as  to  make  no  material difference in the relative sizes of such holdings (as determined by the Board  of Directors  in its absolute discretion));
"Subscription Rights"  "Subsidiary"        "Transfer"         "Transfer Notice"     "Transferee"   "Transferor"   "Website"

has the meaning given to it in Article 29.5; means any corporation, association, partnership or other business entity of which more than 50 per cent. of the total voting rights of its share capital is at the time owned or Controlled directly by one person, such person and one or more Subsidiaries of such person, or one or more  Subsidiaries of such person; means any sale, assignment, transfer or other disposition (whether or not for value, and whether voluntary or  involuntary) of any legal or beneficial interest in Class A Shares and/or Class B Shares and/or Bonds, including without limitation any disposition by a pledgee upon enforcement of a pledge of, or other security interest in, Class A Shares or Class B Shares or Bonds; means a transfer notice in the form set out on the  Company's Website, as the same may be amended from time to time by the Company and displayed on the  Company's Website; means a Class A Transferee or a Class B Transferee, as the context may require; means a Class A Transferor or a Class B Transferor, as the context may require; and means the website of the Company for communications with and the provision of information to Class A and Class B Shareholders and any additional or replacement website from time to time notified by the Company to the Class A and Class B Shareholders.             18

 Appendix 2  Terms and Conditions of the Bonds                                                         19

  TERMS AND CONDITIONS   The following are the terms and conditions of the Bonds substantially in the form in which they will be endorsed on the definitive registered bonds (if issued) and referred to in the Registered Global Certificate.   The issue on [ ] of €[ 1' Convertible Bonds due 30 November 2035 (the "Bonds") is made pursuant to the Composition (as defined below) of LBI ehf. (the "Issuer").  The Bonds are convertible in the manner described below into fully paid Class A Shares (defined below).   The Bonds are constituted by a trust deed (as amended or supplemented from time to time, the "Trust  Deed") dated [ ] and made between the Issuer, Wilmington Trust (London) Limited (as "Bond Trustee") and Wilmington Trust, National Association, (as "U.S. Trustee") for the holders (as defined below) of the Bonds. The terms "Bond Trustee" and "U.S. Trustee" shall, where the context so permits, include all other persons for the time being acting as Bond Trustee or U.S. Trustee, respectively, under the Trust Deed.  The Issuer has entered into a paying, transfer and conversion agency agreement (as amended or supplemented from time to time, the "Agency Agreement") dated [ ] with U.S. Bank National Association, as principal paying, transfer and conversion agent (the "Principal Paying, Transfer and Conversion Agent") and registrar (the "Registrar") and the other paying, transfer and conversion agents appointed from time to time thereunder (each, including the Principal Paying, Transfer and Conversion Agent, a "Paying, Transfer and Conversion Agent" and, together with the Registrar and the Principal Paying, Transfer and Conversion Agent, the "Agents") relating to the Bonds. References to the "Principal Paying, Transfer and Conversion Agent", "Registrar", "Transfer Agent" and "Agents" below are references to the principal paying, transfer and conversion agent, registrar, transfer agent and agents for the time being for the Bonds.   The statements in these terms and conditions (the "Conditions") include summaries of, and are subject to, the detailed provisions of the Trust Deed, the Agency Agreement and the Issuer's Articles of Association. Unless otherwise defined, capitalised terms used in these Conditions have the meaning specified in the Trust Deed.  The Bondholders are entitled to the benefit of the Trust Deed and are bound by and are deemed to have notice of, all the provisions of the Trust Deed and the provisions of the Agency Agreement applicable to them. Transfers of the Bonds are subject to the Stapling Requirement (as defined herein) and the Issuer's Articles of Association. The provisions of Condition 6 relating to the conversion of the Bonds into Class A Shares of the Issuer are also subject to the Issuer's Articles of Association.   Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the specified office of the Bond Trustee, being at the date hereof at 1 King's Arms Yard, London, EC2R 7AF, United Kingdom. A copy of the Issuer's Articles of Association will be posted to the Bondholder Website.       1 Amount to be inserted, subject to applicable exchange rate conversion into EUR, on the Issue Date.   20

 1. FORM, DENOMINATION, TITLE AND STATUS   1.1 Form and Denomination The Bonds will be initially represented by one or more global certificates in registered form (the "Registered Global Certificate") without interest coupons attached and in minimum denominations of €1.00 (the "Specified Denomination") and in integral multiples of €1.00 in excess thereof.  Owners of beneficial interests in a Registered Global Certificate will be entitled or required, as the case may be, under certain limited circumstances, to receive physical delivery of certificated Bonds (each a "Definitive Certificate") in fully registered, definitive form. Definitive Certificates shall be serially numbered.  The Registered Global Certificates will be in, or substantially in, the forms set out in Schedules [1] and [2] of the Trust Deed. The Definitive Certificates will be in or substantially in the forms set out in, Schedules [3] and [4] of the Trust Deed.  A Registered Global Certificate, if admitted into a Clearing System, will be deposited with and registered in the name of, a custodian or common depository (or nominee thereof) holding such Registered Global Certificate on behalf of one or more Clearing Systems. If the Registered Global Certificate is held by a custodian or common depository (or nominee thereof) on behalf of one or more Clearing Systems, beneficial interests in the Registered Global Certificate may only be held through a Clearing System and Bondholders may (i) hold their interests in the Registered Global Certificate directly through any Clearing System, if they are accountholders in such systems, or indirectly through organisations that are accountholders in such systems, and (ii) may not hold such interests other than through a Clearing System. Each Global Certificate, so delivered and registered, shall be exchangeable, in accordance with its terms, for Definitive Certificates.  If Registered Global Certificates are not admitted into a Clearing System, each Registered Global Certificate shall be delivered to and registered in the name of a Bond Custodian, and the holder of each Bond Interest (as defined in the Trust Deed) shall be recorded as such in the Register.  Each Registered Global Certificate so delivered and registered shall be exchangeable, in accordance with its terms, (i) for a Registered Global Certificate eligible for admission into a Clearing System in accordance with Condition 7, or (ii) for Definitive Certificates.   1.2 Title Title to the Bonds will pass by transfer and registration in the Register, as described in Condition 3.  For so long as any of the Bonds are represented by one or more Registered Global Certificates held on behalf of a Clearing System, each person (other than another relevant Clearing System) who is for the time being shown in the records of such Clearing System as the holder of a particular principal amount of such Bonds (in which regard any certificate or other document issued by the relevant Clearing System as to the principal amount of such Bonds    21

 standing to the account of any person shall be conclusive and binding for all purposes) shall be treated by the Bond Trustee, the U.S. Trustee, the Issuer and its Agents as the holder of such principal amount of such Bonds for all purposes other than with respect to the payments of principal (if any) on such Bonds, for which purpose the custodian or common depository (or nominee thereof) in whose name any such Registered Global Certificate is registered, shall be treated by the Bond Trustee, the U.S. Trustee, the Issuer and its Agents as the holder of such principal amount of such Bonds in accordance with and subject to the terms of the Registered Global Certificate.  For so long as any of the Bonds are represented by one or more Registered Global Certificates which are not eligible for admission into a Clearing System, and any such Registered Global Certificate is held by and registered in the name of the Bond Custodian, the holder of each Bond Interest who is recorded as such in the Register shall be treated by the Bond Trustee, the U.S. Trustee, the Issuer and its Agents as if such person was the holder of Bonds in the aggregate principal amount of Bond Interests recorded in its name in the Register for all purposes other than with respect to the payments of principal (if any) on such Bonds, for which purpose the Bond Custodian shall be treated by the Bond Trustee, the U.S. Trustee, the Issuer and its Agents as the holder of such principal amount of such Bonds in accordance with and subject to the terms of the Registered Global Certificate(s). The Bond Custodian or the Registrar shall provide the holder of each Bond Interest who is recorded as such in the Register with a certificate of such registration as evidence of its title to its Bond Interest.  In these Conditions, reference to the "holder(s)" of the Bonds or the "Bondholders" shall be construed in accordance with the two paragraphs above.  For so long as any of the Bonds are represented by one or more Registered Global Certificates held on behalf of a Clearing System, the Issuer expects that any such Clearing System or its respective nominees, as the case may be, upon receipt of any payments of principal in respect of a Registered Global Certificate, will immediately credit the accounts of its accountholders with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Certificate as shown on the records of that Clearing System or their respective nominees, as the case may be. In those circumstances, the Issuer also expects that payments by direct participants in any relevant Clearing System, to owners of beneficial interests in such Registered Global Certificate held through such participants will be governed by standing instructions and customary practices, as is typically the case with securities held for the accounts of customers registered in the name of nominees for such customers. Such payments will be the responsibility of such participants and the Issuer accepts no liability therefor.   1.3 Status The Bonds constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank and will rank at all times pari passu and rateably, without any preference among themselves, and at least equally with all other existing, future unsecured and unsubordinated obligations of the Issuer, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.       22

 2. INTERPRETATION  2.1 In these Conditions, unless otherwise provided: "113 Claim" means an unsecured Claim in accordance with Article 113 of the Bankruptcy Act (or any number of such unsecured Claims) lodged in the Winding-up Proceedings.  "113 Claims Reserve" means the reserve account established by the Winding-up Board in the name of and maintained by the Issuer, containing FX and/or Bonds held against or in respect of (a) Disputed Claims, (b) Contingent Claims, and (c) recognised 113 Claims where the Issuer is unable to transfer any payment, Bonds or Shares to a Composition Creditor.   "Affiliate" means, in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company, where a reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in section 1159 of the Companies Act 2006.   "Agents" means as defined in the Paying Transfer and Conversion Agency Agreement.   "Alternative Settlement" means the settlement of the Bonds (or any Alternative Settlement Bonds issued in replacement for the Bonds) in the Clearing Systems pursuant to Condition 7.   "Alternative Settlement Bonds" means the bonds which are issued in replacement for the Bonds, subject to terms and conditions which in form are the same or substantially the same as the Conditions, subject only to such amendments thereto as may be required to ensure the eligibility of the Alternative Settlement Bonds for admission to a Clearing System as the Board of Directors may approve.   "Alternative Settlement Date" has the meaning given to it in Condition 7.3.   "Alternative Settlement Instruction" means the form of Alternative Settlement Instruction (for the time being current) available on the Bondholder Website.   "Alternative Settlement Instruction Cut-Off Date" has the meaning given to it in Condition 7.5.  "Articles of Association" means the amended articles of association of the Issuer to be adopted as part of the fulfilment of the Composition, as the same may be subsequently amended in accordance with their terms and applicable law.  "Available Cash" means (i) all FX held by the Issuer on the Effective Date, (ii) all FX realised by the Issuer after the Effective Date, (iii) all FX reserved for Disputed Claims, Contingent Claims, Disputed Priority Claims or Contingent Priority Claims, which become available for application in payment on the Bonds after resolution of any such Claims, but excludes any FX necessary to pay and/or fund (a) Priority Claims in accordance with the Composition, (b) any Reserves or amounts standing to the credit of accounts established in respect of these Reserves, and (c) the total amount of operational or other expenditures denominated in FX as set out in the Budget for each applicable financial year.     23

 "Bankruptcy Act" means the Act on Bankruptcy, etc. No. 21/1991 of Iceland (as amended).   "Board of Directors" means the board of directors of the Issuer from time to time.   "Bond Custodian" means, if applicable, a custodian appointed by the Issuer to hold one or more Registered Global Certificates on behalf of the Bondholders.   "Bond Interest(s)" means, with respect to any Bond represented by a Registered Global Certificate not held in a Clearing System, the beneficial interest in that Bond, as evidenced by the entry in respect of that Bond and its Bond Interests made in the Register.   "Bondholder Website" means the website established pursuant to Condition 4.8 by the Issuer for communications with and the provision of information to the Bondholders and any additional or replacement website from time to time notified by the Issuer to the Bondholders and the Bond Trustee pursuant to Condition 16.   "Budget" means the Initial Budget and each annual budget of the Issuer prepared in accordance with Condition 4.7.  "Business Day" means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business and settle payments in London and Reykjavik and in relation to:   (a) any date for payment on the Bonds or a purchase of Euro, on which the Trans- European Automated Real Time Gross Settlement Express Transfer (TARGET2) System or any successor thereto is operating;  (b) any date for the purchase or sale of U.S. Dollars, New York; and  (c) any date for the purchase or sale of Canadian Dollars, Toronto.   "Canadian Dollars" means the lawful currency from time to time of Canada.   "CBI" means the Central Bank of Iceland.   "Claim(s)" means a claim (or claims) for payment lodged in the Winding-up Proceedings of the Issuer in accordance with the provisions of Chapter XVIII of the Bankruptcy Act.   "Claims Reserves" means the 113 Claims Reserve, the Priority Claims FX Reserve and the Priority Claims ISK Reserve.   "Class A Shares" has the meaning given to it in the Articles of Association.   "Class B Shares" has the meaning given to it in the Articles of Association.   "Clearing System" means any entity appointed by the Issuer, from time to time, to hold the Registered Global Certificate or any Alternative Settlement Bonds (including through a custodian or a   24

 nominee thereof) and to facilitate transfers of beneficial interests in the Registered Global Certificate or Alternative Settlement Bonds. The Clearing Systems may include Euroclear and/or Clearstream and/or any other custodian or depositary.   "Clearstream" means Clearstream Banking, societe anonyme.  "Composition" means the composition proposed by the Issuer under Article 103A of the Financial Undertakings Act, Chapter XXI of the Bankruptcy Act and other relevant provisions of the Bankruptcy Act, with any modification, condition or addition that the Winding-up Board may see fit and is by law allowed to impose as finally concluded and approved by the requisite Composition Creditor majorities, by number and amount, that has been confirmed by the Courts in accordance with Article 60 of the Bankruptcy Act.   "Composition Claim" means a 113 Claim against the Issuer, as defined in Article 29 paragraph one, cf. Article 28(6) of the Bankruptcy Act, of an amount greater than ISK1,700,000, being a de-minimis payment.   "Composition Creditor" means a creditor of the Issuer in respect of a Composition Claim.  "Contingent Claim" means any 113 Claim that is subject to conditions or otherwise contingent to the extent that its validity is subject to events that have not yet occurred.   "Contingent Priority Claim" means any Priority Claim that is subject to conditions or otherwise contingent to the extent that its validity is subject to events that have not yet occurred.   "Conversion Date" means each date on which a conversion of Bonds into Class A Shares will occur in accordance with the relevant provisions of Condition 6.  "Conversion Exercise Period" means each period beginning on and including 1 September in each year during the Conversion Period and ending on and including 20 December in the same year.   "Conversion Floor" means EUR [ 1.2 "Conversion Notice" means a Partial Conversion Notice or a Mandatory Redemption Notice, as applicable.  "Conversion Period" means the period beginning on, and including, 1 September 2018, and ending on the Final Maturity Date.   "Conversion Rate" has the meaning given to it in Condition 6.3.   "Conversion Share Claim" has the meaning given to it in Condition 6.4.   "Costs Reserve" means the FX Costs Reserve and the ISK Costs Reserve.     Amount to be inserted, subject to the applicable exchange rate conversion on the Issue Date, equal to the EUR equivalent of ISK 232 billion.   25

 "Currency Conversion Date" means (i) in relation to a Payment Date, the date which is two (2) Business Days after the First Notification Date, and (ii) in relation to an Unscheduled Payment Date, the date which is four (4) Business Days before that Unscheduled Payment Date.   "Custody Agreement" means the custody agreement entered into between, amongst others, the Issuer and the Bond Custodian, dated [ 1, 2016.   "Defaulting Bondholder" has the meaning given to it in Condition 3.3.   "Determination Date" means:   (a) in relation to a Payment Date, thirty (30) calendar days prior to such Payment Date, unless the applicable date is not a Business Day, whereupon it shall be the preceding Business Day; and  (b) in relation to an Unscheduled Payment Date, the meaning as set out in Condition 9.2 (a). "Disputed Claim" means a Claim in respect of which the treatment of such Claim by the Winding-up Board has been challenged either by that Composition Creditor or by any other Composition Creditor and which challenge has not been finally resolved either by the Icelandic courts or by agreement between the disputing parties, and which would if accepted by the Issuer constitute a 113 Claim.   "Disputed Priority Claim" means a Claim in respect of which the treatment of such Claim by the Winding-up Board has been challenged either by that Composition Creditor or by any other Composition Creditor and which challenge has not been finally resolved either by the Icelandic courts or by agreement between the disputing parties, and which would if accepted by the Issuer constitute a Priority Claim.   "Distribution Threshold" has the meaning specified in Condition 9.1(a).   "Effective Date" means the date the Composition becomes effective, which is seven (7) calendar days after the date of the District Court order confirming the Composition is entered or, if an appeal is lodged before such date, upon the fmal determination of such appeal by the Supreme Court.   "Euro Equivalent Available Cash" means, in respect of any Payment Date or Unscheduled Payment Date, the amount in Euro of Available Cash determined to be available to be applied in or towards redemption of the Bonds on that Payment Date or Unscheduled Payment Date, converted where applicable, from one or more other currencies in which the Available Cash so determined is denominated, into Euro, on the Currency Conversion Date applicable to that Payment Date or Unscheduled Payment Date at the spot rate(s) of exchange then available to the Issuer.   "Euroclear" means Euroclear Bank SA/NV.   "Euros" and "C" means the single currency of the Participating Member States.   "Excess Bonds" has the meaning provided in Condition 8.5(c).     26

 "Extraordinary Resolution" has the meaning provided in Annex 1.  "Final Maturity Date" means  30 November 2035, unless such date is not a Business Day, whereupon it shall be the next following Business Day.  "Financial Undertakings Act" means Act No.  161/2002 on Financial Undertakings of Iceland (as amended).  "First Notification Date" means, in relation to a Payment Date, the date which is twenty (20) calendar days after the relevant Determination Date, or if that day is not a Business Day, the preceding Business Day, and (ii) in relation to an Unscheduled Payment Date, the date which is seven  (7) Business Days before that Unscheduled Payment Date, or if that is not a Business Day, the preceding Business Day.   "Fulfilment Date" means the date on which all parts of the Composition have been fulfilled, including the issuance of the Class A Shares and the Bonds to Composition Creditors.   "FX" means any currency other than ISK.   "FX Costs Reserve" means the reserve account established by the Winding-up Board in the name of and maintained by the Issuer, established to (a) pay any and all reasonable post-Effective Date FXdenominated fees, costs and expenses incurred by the Issuer in connection with the fulfilment of the Composition, including, without limitation and without double counting (i) fees and expenses incurred by any persons employed by the Issuer, (ii) attorneys' or other professionals' fees and expenses incurred by the Issuer, including with respect to the fees of the Bond Trustee, the U.S. Trustee and/or any Agent and/or any costs or expenses incurred by the Bond Trustee, the U.S. Trustee and/or any Agent in connection with the performance of their duties with respect to the issuance and ongoing obligations in respect of the Bonds, (iii) insurance fees, (iv) taxes, (v) escrow expenses, (vi) costs associated with any maintenance, liquidation and administration of any going concern as part of the wind down of such going concern's business operations, (viii) costs to maintain certain assets while they are held for sale, and (ix) fees incurred in connection with the payment of any principal on the Bonds; (b) fund the Issuer's post-Fulfilment Date FX-denominated operating expenses consistent with the Budget; and (c) fund any top-up obligation of the Issuer with respect to the Indemnity Reserve or fund the Issuer's indemnification obligations pursuant to the Indemnity.   "Icelandic Krona" or "ISK" means the lawful currency for the time being of Iceland.  "Indebtedness" means any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.   "Indemnity" means the indemnity provided to the Winding-Up Board and certain other persons, in respect of certain potential liabilities, out of the assets of the Issuer.   "Indemnity Reserve" means the reserve account in the name of and maintained by the Issuer, to secure its obligations under the Indemnity.   "Initial Budget" has the meaning provided in Condition 4.7.    27

 "ISK Costs Reserve" means the ISK-denominated reserve account established by the Winding-up Board in the name of and maintained by the Issuer, to which shall be credited the ISK Costs Reserve Amount, established to pay and/or fund (a) any and all reasonable post-Effective Date ISKdenominated fees, costs and expenses incurred by the Issuer in connection with the fulfilment of the Composition (save for management incentive schemes or performance payments), including, without limitation and without double-counting, (i) fees and expenses incurred by any persons employed by the Issuer, (ii) attorneys' or other professionals' fees and expenses incurred by the Issuer, (iii) insurance fees, (iv) taxes, (v) escrow expenses, (vi) costs associated with any maintenance, liquidation and administration of any going concern as part of the wind down of such going concern business operations, and (viii) costs to maintain certain assets while they are held for sale; and (b) the Issuer's ISK-denominated post-Fulfilment Date operating expenses consistent with the Budget. To the extent any portion of the ISK Costs Reserve Amount remains on 31 December 2018 after paying all postEffective Date ISK-denominated fees and expenses of the Issuer, such amounts shall be transferred to the ISK Reserve and form part of the Stability Contribution.   "ISK Costs Reserve Amount" means the amount of ISK which the CBI has agreed to carve out of any Stability Contribution to meet the Issuer's post-Effective Date ISK costs.  "ISK Reserve" means the reserve account in the name of and maintained by the Issuer, to receive post-Composition ISK-denominated recoveries pending transfer to the CBI as part of the Stability Contribution.  "Issue Date" means the date on which the Bonds are to be issued in accordance with the terms of the Composition.  "Legality Criterion" means, at the time of determination, the requirement that implementation of Alternative Settlement will not cause the Issuer to be deemed to have committed an illegal or unlawful act under any applicable laws or regulations.   "Mandatory Issuer Conversion" has the meaning provided in Condition 6.2(a).   "Mandatory Redemption Notice" has the meaning given to it in Condition 6.2.   "outstanding" means, in relation to the Bonds, all the Bonds issued other than:   (a)  those which have been redeemed in accordance with the Conditions, to the extent of  such redemption;   (b)  those in respect of which each date for redemption in accordance with the provisions  of the Conditions has occurred and for which the redemption monies have either been  (i) duly paid to the Bond Trustee or the Principal Paying, Transfer and Conversion Agent in the manner provided for in the Agency Agreement and remain available for payment in accordance with the Conditions or (ii) duly paid to Bondholders, set aside or satisfied by the Issuer pursuant to and in accordance with the provisions of Conditions 9.1 or 9.2, to the extent of such redemption monies;   (c)  those which (i) have been purchased by the Issuer, or (ii) constitute Excess Bonds,  and which (in each case) have been surrendered for cancellation as provided in   28

 Condition 8 and notice of the cancellation of which has been given to the Bond Trustee (excluding, for the avoidance of doubt, any Excess Bonds which the Issuer has elected not to cancel but instead to transfer to existing Bondholders pro rata to their existing holdings of Bonds in accordance with Condition 8);   (d)  those which have become void or those in respect of which Claims have become  prescribed under Condition 13;   (e)  those mutilated or defaced Bonds which have been surrendered or cancelled and in  respect of which replacement Bonds have been issued pursuant to Condition 14;   (f)  (for the purpose only of ascertaining the aggregate nominal amount of Bonds  outstanding and without prejudice to the status for any other purpose of the relevant Bonds) those Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 14;  (g)  those in respect of which conversion rights  (pursuant to Condition  6) have been  exercised and all the obligations of the Issuer in relation thereto have been duly performed; and   (h)  the Registered Global Certificate to the extent that it shall have been exchanged for  Definitive Certificates pursuant to its provisions,   provided that for each of the following purposes, namely:  (i) ascertaining the right to attend and vote at any meeting of Bondholders;  (ii) the determination of how many and which Bonds are for the time being outstanding for the purposes of Sections [7.1] (Legal Proceedings) and [2.6] (Events of Default) of the Trust Deed, Condition 15 and Annex 1 to these Conditions; and   (iii)  the exercise of any discretion, power or authority, whether contained in the Trust  Deed or Conditions or provided by law, which the Bond Trustee is required or entitled, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders or any of them,  those Bonds (if any) which are for the time being beneficially held by or are held on behalf of the Issuer and not yet cancelled shall (unless and until ceasing to be so held) be deemed not to remain outstanding.  "Partial Conversion Notice" has the meaning provided in Condition 6.1(b). "Partial Issuer Conversion" has the meaning provided in Condition 6.1(b).  "Participating Member State" means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.   "Payment Date" means 30 June and 31 December of each year commencing in 2016 and the Final Maturity Date, or if that day is not a Business Day, the preceding Business Day.   29

 "Permitted Security Interest" means (a) Security Interests incidental to the normal conduct of the business of the Issuer, (b) any Security Interests comprising a netting or set-off arrangement entered into by the Issuer in the ordinary course of business for the purpose of netting debit and credit balances; (c) Security Interests arising by operation of law; (d) any title retention provisions in a supplier's standard conditions of supply of goods where the goods were or are acquired by the Issuer in the ordinary course of business; (e) any Security Interests created pursuant to or necessitated by compliance with the Composition or otherwise permitted pursuant to any Transaction Document and  (f) Security Interests created by or resulting from any litigation or legal proceeding.  A "person"  includes  any individual,  company,  corporation,  firm, partnership, joint venture, undertaking, association, unincorporated association, limited liability company, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).  "Priority Claim" means any Claim against the Issuer that would, under the Bankruptcy Act or Financial Undertakings Act, rank in priority to a Composition Claim including a claim referred to in Articles 109, 110, 111 and 112 of the Bankruptcy Act.  "Priority Claims FX Reserve" means the reserve account(s) in the name of and maintained by the Issuer, containing FX held against (a) rejected and/or Disputed Priority Claims denominated in FX (or claimed against specific assets), (b) FX-denominated Contingent Priority Claims, and (c) recognised FX-denominated Priority Claims where the Issuer has been unable to transfer payment to the Composition Creditor, which shall be funded in an amount as determined by the Board of Directors from time to time.   "Priority Claims ISK Reserve" means the reserve account(s) established by the Winding-up Board in the name of and maintained by the Issuer, containing ISK held against (a) rejected and/or ISK- denominated Disputed Priority Claims, (b) ISK-denominated Contingent Priority Claims, (c) any actual or expected tax liabilities that would enjoy statutory ranking as Priority Claims but payment is not yet due and the Issuer is authorised to pay out of such account, and (d) recognised ISK- denominated Priority Claims where the Issuer has been unable to transfer payment to the applicable Composition Creditor, which shall be funded as determined by the Board of Directors from time to time.  "Quarter Date" means each of 31 March, 30 June, 30 September and 31 December in each calendar year, from the Issue Date until the Conversion Date on which all outstanding Bonds are converted in accordance with Condition 6 or the Final Maturity Date (whichever comes first).   "Record Date" has the meaning provided in Condition 9.3.   "Register" has the meaning provided in Condition 3.1.   "Registrar" means U.S. Bank National Association or any other person replacing that person for the purpose of maintaining the Register, provided that the Bondholders have been notified of such change in accordance with Condition 16 or in accordance with the Articles of Association.   "Relevant Date" means, in respect of any Bond, whichever is the later of (a) the date on which payment in respect of it first becomes due and (b) if any amount of the money payable is improperly withheld or refused, the date on which payment in full of the amount outstanding is made or (if   30

 earlier) the date on which notice is duly given by the Issuer to the Bondholders in accordance with these Conditions that such payment will be made, provided that such payment is in fact made as provided in these Conditions.   "Relevant Tax Law Exemption" means an exemption granted in respect of the Issuer on the disapplication of paragraphs 3 and 4 of Article 3(8) of the Icelandic Income Tax Act No. 90/2003 (as amended by Act No. 39/2013) which would otherwise require securities issued by the Issuer (including any proposed Alternative Settlement Bonds) to be subject to certain reporting and withholding tax obligations.   "Reserves" means the  113 Claims Reserve; the Costs Reserve, the Indemnity Reserve, the ISK Reserve, the Priority Claims FX Reserve and the Priority Claims ISK Reserve.   "Securities Act" means the U.S. Securities Act of 1933, as amended.   "Securities Escrow Account" has the meaning given to it in the Articles of Association.   "Securities Escrow Agent" has the meaning given to it in the Articles of Association.   "Securities Escrow Agreement" means the escrow agreement to be entered into between the Issuer and the Securities Escrow Agent pursuant to the terms of the Composition and the Articles of Association.   "Security Interest" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. For the avoidance of doubt, none of the Reserves shall be regarded as a Security Interest.   "Settlement Instruction" means, with respect to a Conversion Notice, the form of instructions relating to the conversion of Bonds into Subscription Rights posted to the Bondholder Website with respect to the conversion described in that Conversion Notice.   "Settlement Instruction Cut-Off Date" has the meaning provided in Condition 6.4(b).   "Shareholders" means the holders of Class A Shares in the Issuer after the Fulfilment Date.   "Shares" mean Class A Shares and Class B Shares.   "Stability Contribution" means the voluntary payment made by the Issuer to the CBI without specific recompense to be made in order to enable the conclusion of the Winding-up Proceedings by Composition. The Stability Contribution is to be advanced in connection with fulfilment of the Composition and shall consist of the Transferred Assets and the Transferred ISK.   "Stapling Requirement" has the meaning given to it in the Articles of Association.   "Subscription Rights" has the meaning given to it in the Articles of Association.   "Transaction Documents" means:    31

 (a) The Trust Deed;  (b) the Agency Agreement; and  (c) the Bonds (including the Conditions attached thereto). "Transfer Notice" means the form of transfer notice to be completed in respect of a transfer of Bonds, which shall be available on the Bondholder Website.  "Transfer Regulations" has the meaning given to it in Condition 3.3. "Transferee" has the meaning given to it in Condition 3.3.  "Transferor" has the meaning given to it in Condition 3.3.  "Transferred Assets" means the ISK-denominated assets of the Issuer on the Effective Date, including the Transferred ISK, that are to be set forth in an agreement between the Issuer and the CBI.  "Transferred ISK" means all ISK held by the Issuer on the Effective Date plus any ISK recovered on account of Transferred Assets after the Effective Date, but excludes (a) the ISK Costs Reserve Amount (except to the extent any ISK remains after paying all post-Effective Date ISK-denominated fees and expenses incurred by the Issuer) and (b) the Priority Claims ISK Reserve (to the extent such Reserves are (i) necessary to pay ISK-denominated Disputed Priority Claims that are finally recognised and (ii) have been paid with respect to finally recognised Priority Claims but the Issuer has been unable to transfer payment to the Composition Creditor(s) in question);   "Unscheduled Payment Date" has the meaning given to it in Condition 9.2.   "Unscheduled Payment Notice" has the meaning given to in Condition 9.2.   "U.S. Dollars" means the lawful currency from time to time of the United States of America.  "Winding-up Board" means the Winding-up Board appointed to the Issuer on 29 April 2009 by the District Court of Reykjavik, Iceland or by taking a seat pursuant to Icelandic law (and any persons that are appointed thereto from time to time).  "Winding-up Proceedings" means the winding-up proceedings applicable to the Issuer pursuant to Chapter XII.B of the Financial Undertakings Act (as amended).   2.2 Terms defined in the Trust Deed shall have the same meanings when used herein.  2.3 References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.  2.4 An Event of Default is "continuing" if it has not been remedied or waived.  2.5 Words denoting the singular number only shall include the plural number also and vice versa.  2.6 Words denoting one gender only shall include the other gender.   32

 2.7 A day means a calendar day and a month means a period beginning in one calendar month and ending on the next calendar month on the day numerically corresponding to the day of the calendar month  in  which  it  started provided  that,  if there is  no  such numerically corresponding day, it shall instead end on the preceding day.  2.8 References to a Bondholder, the Issuer, the Bond Trustee, the U.S. Trustee, any Agent or any other person shall be construed so as to include its successors in title, permitted assigns and permitted Transferees.  3. REGISTRATION AND TRANSFER OF BONDS  3.1 Register The Issuer shall maintain, or shall procure that the Registrar maintains, a register  (the "Register") to be kept in accordance with the terms of the Agency Agreement or such other contract with the Registrar as the Board of Directors may approve, the terms of which are consistent with the terms of these Conditions (or the terms and conditions of the Alternative Settlement Bonds, as applicable), at the specified office of the Registrar. The registrations in the Register constitute the conclusive proof of ownership of the Bonds and, in the case of Registered Global Certificates not held in a Clearing System, the Bond Interests.   3.2 Transfer of Bonds and Bond Interests The Bonds may be transferred, in whole but not in part, upon the surrender (at the specified office of the Registrar or at such other office as may be specified by the Issuer from time to time pursuant to the Transfer Regulations) of the Registered Global Certificate, Definitive Certificates or certificates evidencing title to Bond Interests (as applicable) to be transferred, together with a Transfer Notice, duly completed and executed by the person shown on the Register and such other evidence as the Issuer, the Registrar or the Transfer Agent, as applicable, reasonably requires in accordance with the Transfer Regulations.  The Issuer shall ensure that either the Registrar or the Bond Custodian promptly registers such transfer in the Register upon compliance with the foregoing provision and the other provisions of this Condition 3. No transfer will be valid unless and until entered on the Register and any requirements that are specified to be completed prior to a transfer under and pursuant to this Condition 3 have been complied with in all respects.  For so long as any of the Bonds are represented by a Registered Global Certificate held on behalf of a Clearing System, transfers of beneficial interests in the Registered Global Certificate will be effected only through records maintained by a Clearing System and any participant thereof, save that any Bondholder transferring its beneficial interest in the Bonds through a Clearing System will be required to complete a Transfer Notice and send this to the Issuer and the Registrar.  For so long as any of the Bonds are represented by a Registered Global Certificate which is not eligible for admission into a Clearing System, and that Registered Global Certificate is held by and registered in the name of the Bond Custodian, transfers of any Bond Interest will be effected by the transferring Bondholder delivering to the Issuer and the Registrar, a duly     33

 completed and executed Transfer Notice. No such transfer will be valid unless and until registered on the Register.   3.3 Restrictions on Transfer  (a) All transfers of Bonds and entries on the Register are subject to the restrictions on transfer of the Bonds contained in the Articles of Association and these Conditions. The Board of Directors will from time to time specify detailed regulations relating to the transfer of the Bonds and the Class A Shares, consistent with the requirements of and restrictions on transfer stipulated in the Articles of Association and these Conditions (the detailed regulations  on transfer from time to time being the "Transfer Regulations"). A copy of the current version of the Transfer Regulations will be made available on the Bondholder Website.   (b)  A Bondholder (a "Transferor") may not transfer any Bonds held by it to another  person (a "Transferee") unless:   (i) the principal amount of the Bonds to be transferred is at least the Specified Denomination; and  (ii) such transfer satisfies the Stapling Requirement.  (c) Upon acquiring Bonds and Class A Shares and until such time as it disposes of all of its Bonds and Class A Shares, each Bondholder:  (i)  undertakes to maintain a holding of Class A Shares and Bonds sufficient to  transfer those Bonds and Class A Shares in accordance with this Condition  3.3; and   (ii)  will be deemed to represent and warrant continuously to the Issuer that it  satisfies the Stapling Requirement.   (d)  If a Bondholder has breached this Condition 3.3 (a "Defaulting Bondholder"), such  Defaulting Bondholder must immediately take all actions, otherwise in compliance with the Articles of Association and the Transfer Regulations, to rectify such breach, including, without limitation, effecting a transfer of Bonds or Class A Shares (as applicable) to a Transferee so that, following such action, the Stapling Requirement is satisfied.   (e)  Immediately on becoming a Defaulting Bondholder and for so  long as  such  Defaulting Bondholder has not rectified a breach of the Stapling Requirement in a manner compliant with the Articles of Association, the Issuer may redeem, in accordance with the Articles of Association, any Class A Shares held by the Defaulting Bondholder either (i) with Class B Shares or (ii) at their nominal value.  (f)  Without prejudice to the Articles of Association, the Issuer may refuse to register any  transfer of Bonds unless it has received a valid Transfer Notice and the transfer of the Class A Shares which are being transferred with the Bonds has been made in accordance with the Articles of Association.    34

 (g) No beneficial owner of an interest in a Registered Global Certificate which is held on behalf of a Clearing System will be able to exchange or transfer that interest, except in accordance with the applicable procedures of the relevant Clearing System, to the extent applicable.   (h)  In addition, no beneficial owner of an interest in a Registered Global Certificate  (including a holder of any Bond Interest), and no holder of a Definitive Certificate will be able to exchange or transfer that interest or the Bond represented by that Definitive Certificate to any person other than an Affiliate of a Transferor unless, following such transfer, the Transferor's and Transferee's proportionate holdings (including the holdings of their respective Affiliates) of the Bonds (or, if applicable, Bond Interests) are the same as their respective proportionate holdings of the Class A Shares.  Certain Clearing Systems (including Euroclear and Clearstream) do not monitor or enforce compliance with transfer restrictions such as those included herein. Nothing in these Conditions shall be interpreted to confer on the Issuer, or any other party, any right against any such Clearing System to require that it reverse or rescind any transfer completed in accordance with the rules of such Clearing System.  (i)  The Bonds will not be registered under the securities laws of any state of the United  States and will be issued pursuant to the Composition in reliance on available exemptions from such state law registration requirements or the pre-emption of such requirements by the Securities Act.  The Bonds will not be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and may be immediately resold without restriction under the Securities Act by holders of the Bonds who are not "affiliates" (as defined under the Securities Act) of the Issuer and have not been affiliates of the Issuer within ninety  (90) calendar days prior to the issuance of the Bonds under the Composition.  Under the Securities Act, a Bondholder who is an affiliate of the Issuer at the time or within ninety (90) calendar days prior to any resale of Bonds received under the Composition will be subject to certain transfer restrictions relating to the Bonds to the extent they wish to sell such Bonds in the United States. In particular, such Bonds may not be sold in the United States without registration under the Securities Act, except pursuant to any available exemptions from the registration requirements or in a transaction not subject to such registration requirements (including a transaction that satisfies the applicable requirements for resales outside the United States pursuant to U.S. securities laws).  Whether a person is an affiliate of the Issuer for such purposes depends on the circumstances, but affiliates could include certain officers and directors of the Issuer and significant Shareholders. A Bondholder who believes that it may be an affiliate of the Issuer should consult its own legal advisers prior to any sales of Bonds received pursuant to the Composition.   (j)  Unless  otherwise  specified in the Agency Agreement and  /  or the  Custody  Agreement, the Registrar and Bond Custodian shall have no obligation or duty to   35

 monitor, determine or inquire as to compliance with any restrictions on transfers imposed under the Transfer Regulations or under applicable law with respect to any transfer of any interest in any security, other than to require delivery of such certificates or other documentation as and when they are expressly required by the Transfer Regulations and to examine such certificates and other documentation to determine substantial compliance with the express requirements hereof.   3.4 Definitive Certificates Interests in a Registered Global Certificate will be exchangeable (free of charge), in whole but not in part, for Definitive Certificates only upon the occurrence of an "Exchange Event". For these purposes, Exchange Event means (i) an Event of Default has occurred and is continuing, or (ii) if such Bonds are held for the account of a Clearing System and if the Issuer has been notified that either such Clearing System has been closed for business for a continuous period of fourteen (14) calendar days (other than by reason of holiday, statutory or otherwise).   3.5 Delivery of New Bonds  (a) Each new Bond that is required to be issued upon a transfer or exchange will, within seven (7) business days of receipt by the Registrar of the original Bond and the duly completed and signed Transfer Notice, be made available for collection at the registered address of the Registrar or, if so requested in the Transfer Notice, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder) to the address specified in the Transfer Notice or in such other manner as is permitted by the then current Transfer Regulations.   (b)  If any Bond Interest is transferred in accordance with this Condition 3, within seven  (7) business days of receipt by the Registrar of the duly completed and signed Transfer Notice, the Bond Custodian or the Registrar shall make available for collection at the registered address of the Bond Custodian or Registrar or, if so requested in the Transfer Notice, shall mail by uninsured mail at the risk of the holder entitled to the Bond Interest (but free of charge to the holder) to the address specified in the Transfer Notice, or in such other manner as is permitted by the then current Transfer Regulations, a certificate evidencing that holder's Bond Interest as recorded in the Register.   (c)  For the purposes of this Condition 3.5, "business day" shall mean a day (other than a  Saturday or Sunday) on which commercial banks are open for business in Reykjavik and (if different) the city in which the specified office of the Registrar or the Bond Custodian is located.   3.6 Formalities Free of Charge Registration of a transfer of Bonds (including any transfer of a Bond Interest) will be effected pursuant to the terms of the Transfer Regulations and subject to (a) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith and (b) the Registrar or the Bond Custodian (acting reasonably) being satisfied (i) that the Transfer Regulations and this Condition 3 have     36

 been complied with and (ii) with the documents of title and/or identity of the person making the application.   3.7 Closed Periods  No Bondholder may require the transfer of a Bond or beneficial interest therein (including a Bond Interest) to be registered:  (a)  during the period of fifteen (15) calendar days ending on (and including) the Final  Maturity Date;   (b) after a Mandatory Conversion Notice has been validly delivered;  (c) during the period from and including the date on which a Partial Conversion Notice is issued, to and including the Conversion Date applicable to that Partial Conversion; [or]  (d) during the period of seven (7) calendar days ending on (and including) any Record Date (as defined below) [; or]  (e) [for a period of thirty (30) calendar days following the Issue Date].  3.8 Regulations All transfers of Bonds and entries on the Register will be made subject to the detailed regulations concerning transfers of Bonds in the Transfer Regulations and the Transfer Notice. A copy of the current regulations will be posted at all times to the Bondholder Website and mailed (free of charge) by the Registrar or the Paying, Transfer and Conversion Agent to any Bondholder upon request.   4. COVENANTS AND UNDERTAKINGS  4.1 General So long as any Bonds remain outstanding, the Issuer covenants with the Bondholders that it will comply with the provisions of these Conditions and the Trust Deed which are expressed to be binding on it and covenants to perform and observe the same.   4.2 Negative Pledge So long as any Bond remains outstanding, the Issuer will not, directly or indirectly, create, incur, assume or permit to exist any Security Interest, except for Permitted Security Interests, on or with respect to the whole or any part of its undertaking or property or any interest therein or any income or profits therefrom to secure any Indebtedness.   4.3 Compliance with laws So long as any Bond remains outstanding, the Issuer shall comply in all material respects with all laws to which it may be subject, if failure to comply with such laws would impair its ability to perform its obligations under the Bonds.    37

 4.4 Preserve Corporate Existence So long as any Bond remains outstanding, the Issuer shall take all action which may be necessary or desirable to ensure that its corporate existence is preserved in accordance with the laws of the Republic of Iceland.   4.5 Maintain Authorisations and Permissions So long as any Bond remains outstanding, the Issuer shall take all action which may be necessary or desirable to ensure that it obtains and maintains all permissions, authorisations, licences and consents as may be required to be obtained from any governmental or regulatory authority in order to preserve, maintain, enforce and collect its, property, rights, assets and revenues in each jurisdiction in which those assets are, or are deemed by applicable principles of law to be, located.   4.6 Claims Reserves So long as any Bond remains outstanding, any assets which stand to the credit of the Claims Reserves shall only be utilised by the Issuer (a) for the intended purpose of making provision for the  settlement of Disputed Claims, Disputed Priority Claims, Contingent Claims, Contingent Priority Claims or recognised Composition Claims where the Issuer is unable to transfer any payment, Bonds or Shares to a Composition Creditor, or (b) in making payments on the Bonds upon the release of any such assets from the Claims Reserves following the settlement, discharge or final non-recognition of the applicable Disputed Claim, Disputed Priority Claim, Contingent Claim, Contingent Priority Claim or Composition Claim.   4.7 Financial Information So long as any Bond remains outstanding, the Issuer shall prepare and post the following information on the Bondholder Website and shall in any event provide the following information to the Bond Trustee:   (a)  as soon as they become available and in any event within one hundred and twenty  (120) calendar days after the relevant year end, in relation to the Issuer's financial year end on 31  December 2016 and each financial year thereafter, its audited consolidated financial statements for that financial year, including an updated valuation of its assets;   (b)  as soon as they become available and in any event within sixty (60) calendar days  after the relevant Quarter Date, in relation to each financial quarter ending on a Quarter Date after 31 December 2015, its unaudited quarterly consolidated financial statements for the financial quarter ending on that Quarter Date (other than in respect of the Quarter Date ended on 31 December in each year), including an updated valuation of its assets as at the end of each financial half year;   (c)  accompanying each set of financial statements provided under paragraphs (a) and (b)  above, a narrative report containing at least the following information with respect to the period reported upon:     38

 (i) details of any realisation of the Issuer's assets with a value in excess of €10,000,000 achieved during such period, by reference to each different category of assets and the currency in which each asset is denominated and a variance analysis identifying realisations of assets to date in comparison with the monetisation plan specified in the Budget applicable to the period reported upon;   (ii)  details of changes to the status of any Contingent Claims, Contingent Priority  Claims, rejected Disputed Claims or Disputed Priority Claims against the Issuer during such period; and   (iii)  details  of  any  new  material  litigation,  arbitration  or  administrative  proceedings relating to the Issuer, or changes to the status of any material litigation, arbitration or administrative proceedings existing at the last Quarter Date;   (d)  accompanying each set of financial statements provided under paragraphs (a) and (b)  above:  (i)  an asset monetisation plan (including estimated future realisations for each  category of its assets and each currency in which assets are denominated) prepared on a 12 month look-forward basis (commencing on the first day following the end of the period reported upon); and   (ii)  a summary of all amounts released from Reserves for inclusion in Available  Cash, up to the end of the period reported upon and expenses incurred in the period reported upon and including an estimate of future releases from Reserves prepared on a 12 month look-forward basis (commencing on the first day following the end of the period reported upon); and   (e) an annual budget (the "Budget") that includes at least the following information:  (i)  the projected operating expenditure of the Issuer for the following year,  determined on a basis intended to ensure that the Issuer maintains its solvency on a forward-looking basis and including details of the amounts which the Board of Directors determines will be needed by the Issuer in order to support its existing assets, including making advances under revolving credit facilities existing as at the Effective Date, making loans or providing other forms of financial support or accommodation in order to preserve, protect or maintain the value of the Issuer's assets, or which the Board of Directors otherwise reasonably determines is necessary in order to fund the Issuer's business during the financial year;   (ii)  an asset monetisation plan (including estimated future realisations for each  category of its assets and each currency in which assets are denominated) for each subsequent year in which assets are expected to be monetised;       39

 (iii) reports on anticipated changes to the status of any outstanding Contingent Claims, Contingent Priority Claims, rejected Disputed Claims or Disputed Priority Claims against the Issuer for the following financial year; and   (iv)  reports on anticipated Reserves for the following financial year. The first  Budget (the "Initial Budget") shall be prepared by the Winding-up Board and proposed at the first general meeting of the Shareholders (with a copy provided to the Bond Trustee and posted to the Bondholder Website) for approval by the Shareholders. Subsequent Budgets will be approved by the Board of Directors.   4.8 Operation of Bondholder Website So long as any Bond remains outstanding, the Issuer shall operate and maintain one or more web-pages on a website (the "Bondholder Website"), that is accessible to Bondholders in possession of a unique password that has been or shall be provided by the Issuer upon request and upon such Bondholders providing the Issuer with any contact information (including e- mail address details) it requires for that purpose. The Bondholder Website shall provide access to the Transfer Restrictions, the form of Transfer Notice and the other information to be provided to the Bondholders pursuant to or in accordance with in these Conditions as soon as reasonably practicable after it becomes available.   4.9 Events of Default  So long as any Bond remains outstanding, the Issuer shall notify the Bondholders as soon as possible if an Event of Default has occurred or, if in the opinion of the Board of Directors, an Event of Default is reasonably likely to occur.  5. REPRESENTATIONS AND WARRANTIES  5.1 The Issuer represents and warrants to the Bondholders that:  (a)  As at the Issue Date, that it was and is incorporated and validly existing under the  laws of the Republic of Iceland and has full power and authority to own its properties and to conduct its business as conducted at the Issue Date;   (b)  Each of the Transaction Documents have been duly authorised by the Issuer and  constitute, valid and legally binding obligations of the Issuer and it has full power and authority to enter into, issue and perform its obligations under the Transaction Documents; and   (c) The execution and delivery of the Transaction Documents and the performance of the terms of the Transaction Documents by the Issuer is permitted under Icelandic law and in accordance with the Composition.  6. CONVERSION  6.1 Partial Issuer Conversion     40

 (a) A partial conversion of Bonds into Class A Shares may be effected by the Issuer at any time during a Conversion Exercise Period falling within the Conversion Period, provided that the Board of Directors has determined, acting reasonably, that it is reasonably likely that the Issuer will be unable to redeem the Bonds in full on or before the Final Maturity Date.   (b)  The Issuer may, upon giving not more than sixty (60) nor less than twenty (20)  calendar days' prior notice to the Bondholders in accordance with Condition 16, with a copy to the Bond Trustee (each such notice being a "Partial Conversion Notice"), specify a date, which must be a Business Day falling within a Conversion Exercise Period, on which the Issuer shall redeem the Bonds in part by the issue of Class A Shares (a "Partial Issuer Conversion").   (c)  The aggregate amount by which the Bonds may be redeemed in part pursuant to a  Partial Issuer Conversion shall not exceed the amount equal to the tax losses available to the Issuer in the financial year in which that Partial Issuer Conversion is proposed to be effected and which will cease to be available to the Issuer after the end of that financial year; and in any event, with respect to any Partial Issuer Conversion implemented prior to 31 December 2023, shall not result in the aggregate principal amount outstanding under the Bonds, after taking into account the effect of that Partial Issuer Conversion, being less than the Conversion Floor, unless otherwise approved by an Extraordinary Resolution of the Bondholders.   (d)  Each Partial Conversion Notice shall provide details of the percentage and amount of  the aggregate principal amount of the Bonds which are subject to conversion and shall specify the Settlement Instruction Cut-Off Date. A Partial Issuer Conversion shall apply in respect of all of the outstanding Bonds in issue, and the reduction in the aggregate principal amount outstanding under the Bonds effected by the Partial Issuer Conversion shall be applied on a pro rata basis across the holdings of each Bondholder (including any holdings of Bonds by the Securities Escrow Agent in respect of Disputed Claims or Contingent Claims).   (e) The Conversion Date in respect of the Bonds shall be specified in the Partial Conversion Notice and shall be a Business Day falling not more than sixty (60) calendar days nor less than twenty (20) calendar days after the date of the delivery of the Partial Conversion Notice.  (f) A Partial Issuer Conversion may be exercised more than once.  6.2 Mandatory Issuer Conversion  (a) Unless previously converted as described in Condition 6.1 above or redeemed in full pursuant to Condition 9, the Issuer shall, on the earlier to occur of (i) the Final Maturity Date and (ii) the date on which the assets of the Issuer have been liquidated in full, convert all Bonds then outstanding by issuing Class A Shares to each Bondholder at  the  Conversion  Rate  in  accordance with  Condition 6.3 (such redemption  being  the  "Mandatory  Issuer  Conversion").  Conversion  of any outstanding Bonds by the issue of Class A Shares pursuant to this Condition 6.2 shall in all cases be in accordance with Condition 6.4.   41

 (b)  The Issuer shall issue a notice to the Bondholders in accordance with Condition 16,  with a copy to the Bond Trustee (each such notice being a "Mandatory Redemption Notice"), specifying, among other things, the Conversion Date on which the Issuer shall convert the Bonds in full by the issue of Class A Shares pursuant to a Mandatory Issuer Conversion.   6.3 Conversion Notices and Conversion Rate  (a) A conversion of the Bonds into Class A Shares shall only be effected in accordance with the procedures set out in Conditions 6.3 to 6.5 and the Articles of Association.   (b)  The number of Class A Shares to be issued or transferred and delivered upon  conversion pursuant to a Conversion Notice delivered by the Issuer in respect of the Bonds, to be applied on a pro rata basis across the holdings of each Bondholder, shall be determined by the Issuer by dividing the aggregate principal amount of such Bonds to be converted by the nominal value of one (1) Class A Share (the "Conversion Rate"). Unless the Class A Shares are denominated in Euros, the nominal amount of the Class A Shares shall be converted into Euros for this purpose by reference to the EUR/ISK exchange rate fixed by the Central Bank of Iceland on the day that is two (2) Business Days prior to the Conversion Date.  (c)  Any Conversion Notice issued by the Issuer shall, save in the case of manifest error,  be conclusive and binding on the Bondholders. A Conversion Notice, once notified to the Bondholders in accordance with these Conditions, shall be irrevocable.   (d)  Fractions of Class A Shares will not be issued or delivered on conversion and no cash  payment or other adjustment will be made in lieu thereof. If any conversion in accordance with this Condition 6 would result in an entitlement to a fraction of a Class A Share, the Issuer shall round such fraction of a Class A Share down to the nearest whole Class A Share.   If the number of Class A Shares to be issued in accordance with Condition 6.3(a) is zero (0), the Issuer shall not be required to issue any Class A Shares but the Issuer shall be treated as having complied with its obligation to redeem or convert the relevant Bonds in full, such that the Issuer shall not be liable for any further delivery or payment obligation under or in respect of such Bonds. Each Bondholder shall surrender its Bonds as evidence of its entitlement to Class A Shares and such Bonds shall subsequently be cancelled in accordance with Condition 8.   (e)  A Conversion Notice shall be deemed void in respect of the Bonds in circumstances  where notice of an Event of Default has been provided pursuant to Condition 11.   6.4 Settlement Mechanics  (a)  The Issuer shall include a form of Settlement Instruction with each Partial Conversion  Notice and Mandatory Redemption Notice. The form of Settlement Instruction shall also be available on the Bondholder Website.   (b)  As a precondition to the delivery to it of any Class A Shares in accordance with  Conditions 6.1 or 6.2, each Bondholder must complete, execute and send a Settlement   42

 Instruction at the Bondholder's own expense to the Issuer (or as may be otherwise specified in the applicable Conversion Notice), no later than the date specified in the relevant Conversion Notice (which date shall be no later than the fifth (51h) Business Day prior to the Final Maturity Date or the relevant Conversion Date (as the case may be) (the "Settlement Instruction Cut-Off Date")).   (c)  A Settlement Instruction, once delivered, shall be irrevocable and may not be  withdrawn without the consent in writing of the Issuer.   (d)  Failure to properly complete and deliver a Settlement Instruction may result in such  Settlement Instruction being treated as null and void. Any determination as to whether any Settlement Instruction has been properly completed and delivered as provided in this Condition 6.4 shall be made by the Issuer or its Agent in its sole discretion, acting in good faith and shall, in the absence of manifest error, be conclusive and binding on the relevant Bondholder(s).   (e)  On the Conversion Date, or as soon as reasonably practicable thereafter (but in any  case within thirty (30) calendar days after the Conversion Date), the Issuer shall allocate Subscription Rights to the Bondholders that have returned a duly completed Settlement Instruction (or such person as a Bondholder shall direct in a Settlement Instruction) and provided each such person complies with Condition 3.3 and satisfies any other securities laws and regulations applicable to the issuance of the Class A Shares, the Issuer shall, subject to the provisions of the Articles of Association, exchange the allocated Subscription Rights for the issuance of a corresponding number of Class A Shares. Accordingly, each such Bondholder shall be recorded in the Register as holder of the applicable number of Class A Shares.   (f)  If a duly completed Settlement Instruction is not delivered to the specified office of  the Issuer on or before the Settlement Instruction Cut-Off Date, then the Issuer shall, subject to the provisions of the Articles of Association, either elect to:  (i)  convert any Subscription Rights allocated pursuant to Condition 6.4(e) above  into Class A Shares, issued and registered in the name of either the Securities Escrow Agent or such Bondholders who have failed to return Settlement Instructions and who, assuming compliance with Condition 3.3, the Issuer reasonably believes to be Bondholders entitled to such Class A Shares; or   (ii)  not convert any Subscription Rights allocated pursuant to Condition 6.4(e)  above into Class A Shares, in respect of which no duly completed Settlement Instruction(s) have been delivered on or before the Settlement Instruction Cut-Off Date, subject to the Issuer issuing such Class A Shares in accordance with paragraph (h) below, at the times and in the circumstances set out therein.  (g)  The Issuer may require a Bondholder to certify, in the applicable Settlement  Instruction,  its  status  for the purposes of any applicable securities laws and regulations. If a Bondholder is unable to provide certifications that are satisfactory to the Issuer (acting reasonably), the Issuer may, subject to the provisions of the Articles of Association, exchange such Bondholder's allocated Subscription Rights for the   43

 issuance of a corresponding number of Class A Shares and issue them in the name of the Securities Escrow Agent.   (h)  A Bondholder in respect of which no duly completed Settlement Instruction has been  delivered on or before the Settlement Instruction Cut-Off Date may only claim Class A Shares from the Issuer upon providing the Issuer with such evidence as the Issuer may require (in its reasonable discretion), confirming that such Bondholder was entitled to receive Class A Shares as at the Conversion Date (including, without limitation, evidence that such Bondholder was in compliance with Condition 3.3).   All Bonds fully redeemed pursuant to Condition 6.1 or 6.2 shall be cancelled.  All rights and obligations of the Bondholders under any Bonds (or the relevant part thereof) subject to a Conversion Notice (whether or not all Bondholders in respect of such  Bonds  have  returned  duly  completed  Settlement  Instructions)  shall  be extinguished on the Conversion Date, except that such Bonds shall entitle the Bondholders thereof to surrender such Bonds to the Issuer as evidence of its entitlement to Class A Shares in accordance with the provisions of this Condition 6.4 (a "Conversion Share Claim").   (k)  If a Bondholder does not meet the conditions of paragraph (e) of this Condition 6.4,  the Issuer shall have the right, subject to the provisions of the Articles of Association, to exchange the allocated Subscription Rights for the issuance of a corresponding number of Class A Shares and sell or transfer for nil consideration such Class A Shares that would otherwise be issuable to such Bondholder and remit the proceeds of such sale (net of costs) (if any) to such Bondholder. Any such Class A Shares may be sold to an existing Shareholder identified by the Issuer or such Bondholder or to any other person that would satisfy the requirements of the transfer restrictions referred to in Condition 3.3 and the Articles of Association.   (1)  All Conversion Share Claims shall expire on the date falling six (6) months after the  Final Maturity Date, whereupon a Bondholder shall have no further Claim against the Issuer for the issuance of Class A Shares.  The Issuer shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this Condition 6.4.   6.5 General Procedures  (a) Following the implementation of conversion procedures in accordance with this Condition 6, the Bondholders must pay directly to the relevant authorities any taxes and capital, stamp, issue, registration and transfer taxes and duties arising on conversion (other than any capital, stamp, issue, registration and transfer taxes and duties payable in respect of the allotment, issue or transfer and delivery of any Class A Shares in respect of such exercise, which shall be paid by the Issuer). Such Bondholders must also pay all (if any) taxes arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with such conversion. If the Issuer shall fail to pay any capital, stamp, issue, registration and transfer taxes and duties payable for which it is responsible as provided above, the relevant holder shall   44

 be entitled to tender and pay the same and the Issuer as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any penalties payable in respect thereof.   (b)  Class A Shares to be issued or delivered pursuant to conversion of the Bonds will be  issued in accordance with Icelandic law and the Articles of Association. Each new Shareholder shall be recorded in the Issuer's register of Shareholders as the owner of the Class A Shares, unless the relevant corresponding Bondholder has failed to provide its Settlement Instructions.   6.6 Class A Shares Class A Shares issued or transferred and delivered upon conversion of the Bonds and exchange of the allocated Subscription Rights, will be fully paid and will in all respects rank pan passu with the fully paid Class A Shares in issue on the relevant Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Class A Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments on the Record Date or other due date for the establishment of entitlement which falls prior to the relevant Conversion Date or, as the case may be, the Final Maturity Date.   6.7 Purchase or Redemption of Class A Shares The Issuer may not, directly or indirectly, purchase or redeem or buy back any shares of the Issuer (including Class A  Shares)  or any depositary or other receipts or certificates representing the same, nor declare, pay or distribute any dividend, without the prior consent of the Bondholders by Extraordinary Resolution.   6.8 Consolidation, Amalgamation or Merger In the case of (a) any consolidation, amalgamation or merger of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation) (a "Successor in Business"), or (b) any sale or transfer of all, or substantially all, of the assets of the Issuer to another entity (whether by operation of law or otherwise) (also a Successor in Business), the Issuer will forthwith give notice thereof to the Bondholders in accordance with Condition 16 of such event and take such steps as shall be required to ensure that each Bond then outstanding will be convertible into the class and amount of shares and other securities and property of the Successor in Business receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Class A Shares which would have become liable to be issued or transferred and delivered upon conversion of the Bonds immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such steps will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in this Condition 6. The above provisions of this Condition 6.8 will apply, mutatis mutandis to any subsequent consolidations, amalgamations, mergers, sales or transfers.        45

 7. ALTERNATIVE SETTLEMENT  7.1 To the extent that one or more Registered Global Certificates are held by a Bond Custodian outside of the Clearing Systems, the Issuer shall use reasonable endeavours to obtain a Relevant Tax Law Exemption.   7.2  The Issuer shall notify the Bondholders of a Relevant Tax Law Exemption within five (5)  Business Days of the date on which the Relevant Tax Law Exemption is obtained.  Upon a Relevant Tax Law Exemption being granted, the Issuer may apply for and obtain the agreement in writing of Euroclear and Clearstream, Luxembourg that the Bonds are eligible for clearing and that they will settle the Bonds in the Clearing Systems (the "Clearing Notice Requirement").   7.3  Subject to Condition 7.5 below, upon satisfaction of the Clearing Notice Requirement, the  Issuer shall within ten (10) Business Days (unless the Legality Criterion is not also satisfied) issue a notice (the "Clearing Notice") to the Bondholders, specifying the date on which Alternative Settlement will be effected (the "Alternative Settlement Date") (which must be a Business Day not more than sixty (60) or less than twenty (20) Business Days from the date of the Clearing Notice) and request that they provide an Alternative Settlement Instruction prior to the Alternative Settlement Instruction Cut-Off Date specified in the Clearing Notice in accordance with Condition 7.5 below.   7.4  If the Issuer does not implement Alternative Settlement within ninety (90) Business Days of  the date on which the Relevant Tax Law Exemption is obtained, the Bondholders (acting by a resolution of the holders of not less than sixty six and two thirds (662/3) of the Bonds then outstanding) may require the Issuer to implement Alternative Settlement, provided that (a) the Relevant Tax Law Exemption remains in effect and the Legality Criterion would be satisfied, in each case as at the date on which the Alternative Settlement is effected and (b) at such time, no Disputed Bonds (as defined in Condition 8.5) remain in the Securities Escrow Account. Any such Extraordinary Resolution shall specify an Alternative Settlement Date (which must be a Business Day not more than sixty (60) or less than twenty (20) Business Days from the date on which the Extraordinary Resolution was passed). If the Extraordinary Resolution is passed, the Issuer shall, within five (5) Business Days of the date on which the Extraordinary Resolution is  passed,  issue  a  Clearing Notice  containing the requisite information including the Alternative Settlement Date and request that each Bondholder provide an Alternative Settlement Instruction prior to the Alternative Settlement Instruction Cut-Off Date specified in that Clearing Notice, as contemplated by Condition 7.5.   7.5  As a precondition to the delivery to any Bondholders of such Bondholder's interest in the  Bonds which are to be cleared through and settled in the Clearing Systems, such Bondholder must complete, execute and send an Alternative Settlement Instruction at the Bondholder's own expense to the Issuer, no later than the date specified in the Clearing Notice (which date shall be no later than the tenth (10th) Business Day prior to the Alternative Settlement Date (the "Alternative Settlement Instruction Cut-Off Date")).   7.6  The Issuer may require each Bondholder to certify, in the applicable Alternative Settlement  Instruction, its status for the purposes of any applicable securities laws and regulations.  If a Bondholder is unable to provide certifications that are satisfactory to the Issuer (acting   46

 reasonably), the Issuer shall procure the transfer of the Bonds relating to such Bondholders to the Securities Escrow Agent to be held pursuant to the terms of the Securities Escrow Agreement.   7.7  If a duly completed Alternative Settlement Instruction is not delivered to the Specified Office  of the Issuer on or before the Alternative Settlement Instruction Cut-Off Date, then the Issuer shall procure the transfer of the Bonds relating to the relevant Bondholder to the Securities Escrow Agent to be held pursuant to the terms of the Securities Escrow Agreement.   7.8  An Alternative Settlement Instruction, once delivered, shall be irrevocable and may not be  withdrawn without the consent in writing of the Issuer.   7.9  Failure to properly complete and deliver an Alternative Settlement Instruction may result in  such Alternative Settlement Instruction being treated as null and void. Any determination as to whether any Alternative Settlement Instruction has been properly completed and delivered as provided in this Condition 7 shall be made by the Issuer acting reasonably and in good faith and shall, in the absence of manifest error, be conclusive and binding on the relevant Bondholder(s).   7.10  The Issuer may, if the Board of Directors considers it necessary, acting reasonably, in order to  ensure the eligibility of the Bonds in the Clearing Systems, exchange the Bonds for Alternative Settlement Bonds and shall be entitled to and shall enter into any agreements, deeds or documents as the Board of Directors considers necessary in order to issue the Alternative Settlement Bonds in exchange for the Bonds.   8. CANCELLATION  8.1 All Bonds which are either (1) subject to conversion, in respect of which a Conversion Notice has been effected, (2) purchased by the Issuer, or (3) confirmed by the Issuer to the Bond Trustee in writing as being Excess Bonds (as defined in Condition 8.5 below), will be surrendered for cancellation and, if so surrendered, may not be reissued or resold and shall be cancelled.   8.2  The Issuer may elect not to cancel Excess Bonds but to transfer all or part of any Excess  Bonds to Bondholders  (including any Bondholder whose Disputed Claim or Contingent Claim resulted in the existence of those Excess Bonds) pro rata to their holding of Bonds as at the date of such transfer. Any transfer of Excess Bonds to the Bondholders shall be for nil consideration and shall be effected subject to and in accordance with the provisions of Condition 3 and the Transfer Regulations. Notwithstanding the forgoing provisions of this Condition 8.2, any remaining Excess Bonds not transferred pursuant to this Condition 8.2, must be surrendered for cancellation prior to a Mandatory Issuer Conversion pursuant to Condition 6.2.   8.3  For so long as the Bonds are represented by a Registered Global Certificate that is held in a  Clearing System, any surrender and  / or cancellation shall be effected by the Clearing Systems reflecting the effect of such cancellation in their records. For so long as the Bonds are represented by a Registered Global Certificate which is held by the Bond Custodian and not in a Clearing System,  any surrender and/or cancellation shall be effected by the Bond Custodian reflecting the effect of such cancellation in the Register and/or its records.   47

 8.4 Excess Bonds On the Issue Date, the Issuer will issue and transfer into the Securities Escrow Account and record in the 113 Claims Reserve, Bonds representing the expected entitlement (in respect of Bonds) of holders of Disputed Claims and Contingent Claims. Upon resolution of the Claim of the holder of a Disputed Claim or a Contingent Claim and determination that such holder is a Composition Creditor in respect of its resolved Claim, the Issuer shall instruct the Securities Escrow Agent to transfer Settlement Bonds to the holder of the Disputed Claim or Contingent Claim, as applicable, in the aggregate principal amount determined in accordance with Condition 8.5(b).   8.5 For the purpose of the Conditions,  (a) "Disputed Bonds" means,  with respect to a Disputed Claim or Contingent Claim, the Bonds issued and transferred into the Securities Escrow Account and recorded in the 113 Claims Reserve on the Issue Date in respect of that Disputed Claim or Contingent Claim.   (b)  "Settlement Bonds" means, with respect to a Disputed Claim or a Contingent Claim,  the Disputed Bonds representing the entitlement to Bonds of a Composition Creditor in respect of that Disputed Claim or Contingent Claim in circumstances where that Claim has been finally accepted by the Issuer, pursuant to a court order or a settlement agreement, as a Composition Claim. The aggregate principal amount of Disputed Bonds to be transferred from the Securities Escrow Account to the holder of the accepted Composition Claim shall equal the result of (i) the amount finally determined to be the entitlement of that Composition Creditor to Bonds issued pursuant to the Composition minus (ii) any redemptions of principal of the Bonds effected pursuant to Condition 9 in the period from the Issue Date to the date of such transfer, such that the holder of the accepted Composition Claim shall receive cash in the amount allocable to principal redemptions on the transferred Disputed Bonds made before the transfer of the Disputed Bonds to the holder of the Composition Claim.   (c)  "Excess Bonds" means, (i) with respect to a Disputed Claim or a Contingent Claim  which, in each case, has been finally recognised as a Composition Claim (pursuant to a court order or settlement agreement), Disputed Bonds remaining in the Securities Escrow Account immediately after the transfer to the holder of that Composition Claim of Settlement Bonds in respect thereof, which remaining Disputed Bonds represent the amount by which the principal amount outstanding of the Disputed Bonds allocated to that Disputed Claim or Contingent Claim as at the transfer date of the Settlement Bonds (as reduced by redemptions of principal since the Issue Date) exceeds the principal amount of the Settlement Bonds as at the date of their transfer to the holder of that Composition Claim, or (ii) with respect to a Disputed Claim which is not finally recognised in any amount as a Disputed Claim, or to a Contingent Claim, the contingency in respect of which does not occur in any respect within the relevant time period, all Disputed Bonds issued and transferred to the Securities Escrow Account in respect of that Disputed Claim or Contingent Claim.     48

 (d) For the avoidance of doubt, any determination of Excess Bonds in relation to a Disputed Claim shall be rounded down to the nearest €1.  9. PAYMENTS AND REDEMPTION  9.1 Payment of Principal  (a) On each Payment Date prior to the Final Maturity Date (or earlier redemption of the Bonds in accordance with Condition 6) and on the Final Maturity Date, the Issuer shall make repayments of principal to the Bondholders in aggregate amount equal to the Euro Equivalent Available Cash determined in respect of that Payment Date, provided that each such aggregate payment of principal shall not be less than €10,000,000 (the "Distribution Threshold"). Each repayment of principal shall be made to the Bondholders pro rata and in immediately available, freely transferable funds,  shall constitute a partial redemption of the Bonds equal to the value of such amount repaid and shall reduce the aggregate principal amount outstanding of the Bonds (and the principal amount outstanding of each Bond) accordingly.   (b)  On the First Notification Date preceding each Payment Date on which the Issuer is  required to make a redemption of the Bonds pursuant to this Condition 9.1 and on the Final Maturity Date if a redemption in cash is then to be made, the Issuer shall notify the Bondholders of its estimate of the Euro Equivalent Available Cash (if any) which will be applied in partial redemption of the Bonds on that Payment Date or the Final Maturity Date in accordance with Condition 9.1, together with:  (i)  an estimated breakdown of the currencies included in the calculation of the  estimated Euro Equivalent Available Cash for that Payment Date; and  (ii)  the assets from which the Euro Equivalent Available Cash will derive, by posting that information on the Bondholder Website.   (c)  A final notice containing the following details shall be posted by the Issuer to the  Bondholder Website as soon as reasonably practicable prior to the relevant Payment Date but in any event no later than two (2) Business Days prior to the relevant Payment Date:   (i)  the final amount of Euro Equivalent Available Cash to be applied on the  Payment Date;   (ii) a breakdown of the currencies included in the calculation of the Euro Equivalent Available Cash for that Payment Date and, if not originally denominated in Euro but which have already been converted into Euro, the applicable exchange rate;  (iii) the assets from which the Euro Equivalent Available Cash will derive; and  (iv)  the aggregate principal amount of the Bonds which will be outstanding  immediately following that Payment Date.    49

 (d) Notwithstanding the foregoing, to the extent that the Euro Equivalent Available Cash, as determined on a Determination Date in respect of a Payment Date, is lower than the Distribution Threshold, the Issuer may determine, in its sole discretion (a) to make a payment of principal at par on the corresponding Payment Date that is less than the Distribution Threshold, or (b) not to make a payment of principal to the Bondholders on the corresponding Payment Date and to postpone such payment of principal until the next following Payment Date. If the Euro Equivalent Available Cash on the next Determination Date in respect of the following Payment Date is less than the Distribution Threshold, the Issuer may postpone the payment of principal again or make a payment of principal at par that is less than the Distribution Threshold. Such process of deferral shall repeat until either: (a) the Issuer is required to make a payment of principal as a result of the Euro Equivalent Available Cash on the relevant Payment Date being above the Distribution Threshold, (b) the Issuer elects to make a payment of principal at par that is less than the Distribution Threshold, or (c) the Final Maturity Date is reached.   (e)  The Euro Equivalent Available Cash determined in respect of the Final Maturity  Date, shall be paid to the Bondholders in the form of principal, notwithstanding that the amount of the Euro Equivalent Available Cash may be less than the Distribution Threshold; provided, however, that such payment shall not exceed the principal amount outstanding on the day prior to the Final Maturity Date.   9.2 Unscheduled Payments  (a) The Issuer may, at its own discretion and upon giving not more than thirty (30) and not less than twenty (20) calendar days' prior notice in writing in accordance with Condition 16 (each an "Unscheduled Payment Notice"), specify a day, which must be a Business Day but not a Payment Date (each an "Unscheduled Payment Date") on which the Issuer shall make an unscheduled payment in respect of the Bonds (an "Unscheduled Payment") in the amount specified in that Unscheduled Payment Notice (which may be any amount, including any amount that is less than the Distribution Threshold). An Unscheduled Payment may only be made if:  (i) the amount of any such Unscheduled Payment can be paid out of Available Cash;  (ii) the amount of any such Unscheduled Payment is determined by the Issuer on the  day  falling  twelve (12)  Business  Days  prior  to  the  applicable Unscheduled Payment Date (for the purpose of this Condition 9.2, such day being the "Determination Date"); and   (iii)  the Issuer shall satisfy the requirements of Conditions 9.1(b) and 9.1(c) with  respect to such payment, assuming that references therein to each Payment Date, shall be interpreted as meaning references to each Unscheduled Payment Date.   (b)  The total principal amount of each Bond shall be reduced by the amount of principal  paid on that Bond on each Unscheduled Payment Date.     50

 (c)  An Unscheduled Payment Notice, once notified to the Bondholders in accordance  with these Conditions, shall be irrevocable.   9.3 Record Date  (a) Payments of principal payable in respect of the Bonds in accordance with Conditions 9.1 and 9.2 will be made to the persons shown in the Register at the close of business on the Record Date.   (b)  "Record Date" means the seventh (r) Business Day, in the place of the specified  office of the Issuer, before the due date for the relevant payment.   9.4 Payments Each payment in respect of the Bonds pursuant to Conditions 9.1 and 9.2 will be made in Euros by transfer to a Euro account maintained by the payee, details of which appear on the Register at the close of business on the Record Date or by Euro cheque drawn on a designated bank mailed to the address of the Bondholder on file with the Registrar if the relevant Bondholder's account details are not held by the Registrar at the relevant time, or as otherwise permitted or provided for in the Agency Agreement.   9.5 Payments subject to fiscal laws All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to Condition 9. No commissions or expenses shall be charged to Bondholders in respect of such payments.   9.6 Delay in payment Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due as a result of the due date not being a Business Day.   9.7 No charges  The Issuer shall not make or impose on a Bondholder any charge or commission in relation to any payment, exchange, transfer or conversion in respect of the Bonds.  9.8 Fractions  When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.  10. TAXATION  10.1 Withholding If any amount is required to be deducted or withheld from any payment to any Bondholder, such amount shall reduce the amount otherwise distributable to such Bondholder. The Issuer or the Principal Paying, Transfer and Conversion Agent is authorised to withhold or deduct    51

 from amounts otherwise distributable to any Bondholder, sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorisation shall not prevent (or obligate) the Principal Paying, Transfer and Conversion Agent from contesting any such tax in appropriate proceedings and legally withholding payment of such tax, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Bondholder shall be treated as principal paid to such Bondholder pursuant to Conditions 9.1 or 9.2 at the time it is deducted or withheld by the Issuer or the Principal Paying, Transfer and Conversion Agent, as applicable and remitted to the appropriate taxing authority.   10.2 No Gross Up Neither the Issuer nor the Principal Payment, Transfer and Conversion Agent, shall be obligated to pay any additional amounts to the Bondholders or the holders of beneficial interests in the Bonds as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.   11. EVENTS OF DEFAULT Upon the occurrence of any of the following events, the Bond Trustee may, at its discretion and shall if so requested in writing by the holders of at least twenty five (25) per cent, in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders, give notice in writing to the Issuer that the Bonds are, and they shall accordingly thereby immediately become, due and repayable at their principal amount, if any of the following events (each an "Event of Default") shall have occurred and be continuing:   (a) Failure to Pay or Deliver the Issuer either (i) fails to make a payment of principal on any Payment Date, to the extent that the Euro Equivalent Available Cash exceeds the Distribution Threshold on the corresponding Determination Date and such failure continues for a period of thirty (30) calendar days, or (ii) fails to deliver Class A Shares by the date falling thirty (30) calendar days after the relevant Conversion Date; or   (b) Breach of Obligations the Issuer does not perform or comply, in any material respect, with any one or more of its other obligations under the Bonds, which default is incapable of remedy or, if capable of remedy, is not remedied within sixty (60) calendar days after the Issuer shall have received written notice of such default by the Trustee, U.S. Trustee or by one or more Bondholders; or   (c) Insolvency the Issuer (a) is generally not paying, or admits or declares its inability to pay, its debts as they become due whether such admission or declaration stems from the Issuer   or   the   Financial   Supervisory   Authority   of   Iceland (Icelandic: Ff thrmalaeftirlitio) or any other such regulator where the Issuer operates, (b) files, or    52

 consents by answer or otherwise to the filing against it, of a petition for relief or reorganisation or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganisation, moratorium or other similar law of any jurisdiction, (c) makes an assignment for the benefit of its creditors, (d) is subjected or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property (e) is adjudicated as insolvent or to be liquidated, (f) takes corporate action for the purpose of any of the foregoing, or (g) becomes subject to winding-up procedures, or any analogous procedure or step is taken in any jurisdiction; or   (d) Winding-up and Cessation of Business etc. an order is made or a resolution is passed for the winding-up or dissolution of the Issuer, or an administrator or a liquidator or other similar person is appointed in respect of the Issuer or any of its respective material assets, or the Issuer has passed a special resolution to have itself wound up or has made an announcement or issued a notice to that effect, or the Issuer ceases or publicly announces an intention to cease to carry on all or substantially all of its business or operations; or   (e) Unlawfulness it is or will become unlawful for the Issuer to perform or comply with any of its obligations under the Bonds.   12. ENFORCEMENT At any time after the Bonds have become due and repayable in accordance with Condition 11, the Bond Trustee may, at its discretion and without further notice, issue such proceedings against the Issuer as it may think fit to enforce the terms of the Bonds and the Trust Deed, but it will not be bound to issue any such proceedings unless (i) it shall have been so requested in writing by the holders of at least twenty five (25) per cent, in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders, and (ii) it shall have been indemnified and/ or prefunded and/or provided with security to its satisfaction. Nothing in this Condition 12 shall prevent any Bondholder from proceeding directly against the Issuer.   13. PRESCRIPTION Claims against the Issuer for payment in respect of the Bonds shall be prescribed and become void unless made within ten (10) years (in the case of payment of principal) from the appropriate Relevant Date in respect of such payment and thereafter any payments of principal or other amounts payable in respect of such Bonds shall be forfeited and revert to the Issuer.  Claims in respect of any other amounts payable in respect of the Bonds shall be prescribed and become void unless made within ten (10) years following the due date for payment thereof.     53

 14. REPLACEMENT OF BONDS If any Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar subject to all applicable laws, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Registrar may reasonably require. Mutilated or defaced Bonds must be surrendered before replacements will be issued.   15. MEETINGS OF BONDHOLDERS  Meetings of Bondholders will be regulated in accordance with Annex 1 to these Conditions.   16. NOTICES All notices regarding the Bonds (including any Conversion Notice or Clearing Notice) will be valid if sent to the Bond Trustee, the U.S. Trustee and to each Bondholder at the address of the relevant Bondholder as specified in the Register or if published on the Bondholder Website. Any such notice shall be deemed to have been delivered on the date of such publication, or if published more than once or on different dates, on the first date on which publication is made.   17. BONDHOLDER RIGHTS  Nothing  in these  Conditions  shall be  construed as limiting the rights of individual Bondholders pursuant to the terms of the Composition.  18. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT  No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.  19. GOVERNING LAW AND JURISDICTION  19.1 Governing law The Bonds and any non-contractual obligations arising out of or in connection therewith (except for Condition 6 and any non-contractual obligations arising out of or in connection therewith, which is governed by, and shall be construed in accordance with, Icelandic law) are governed by, and shall be construed in accordance with, English law.   19.2 Jurisdiction The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Bonds (including any dispute relating to any non-contractual obligations arising out of or in connection with therewith) and accordingly any legal action or proceedings arising out of or in connection with the Bonds (including any dispute relating to any non-contractual obligations arising out of or in connection therewith) ("Proceedings") may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of   54

 venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).   19.3 Agent for Service of Process The Issuer hereby irrevocably appoints MoFo Notices Limited at its registered office for the time being, currently at CityPoint, One Ropemaker Street, London, EC2Y 9AW, United Kingdom, as its agent in England to receive service of process in any Proceedings in England. Nothing herein shall affect the right to serve process in any other manner permitted by law.                                                   55

 ANNEX 1 (to the Terms and Conditions of the Bonds)   MEETINGS OF BONDHOLDERS  For the purposes of calculating a period of clear days, no account shall be taken of the day on which a period commences or the day on which a period ends.   A. EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE  1. The following persons (each an "Eligible Person") are entitled to attend and vote at a meeting of the holders of the Bonds:  (a) any person listed on the Register or who is shown in the records of a relevant Clearing System as a holder of Bonds; and  (b) a proxy or representative of a Bondholder appointed in accordance with these Conditions.  2. Any Bondholder shall be permitted to appoint a proxy to represent him at any Bondholders' meeting held in accordance with the Conditions. A proxy need not be a Bondholder and need not be a member of the Issuer. Any Bondholder wishing to appoint a proxy must deliver to the specified office of the Issuer a notice in writing signed by the Bondholder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation stating that the Bondholder desires to appoint a proxy to represent the Bondholder at the meeting. The notice shall state the name of the proxy and the notice will only be valid if delivered to the Issuer prior to the time appointed for the commencement of the meeting.   3.  A holder of a Bond which is a corporation may, by delivering to the Issuer not later than the  time fixed for any meeting, a resolution of its directors or other governing body in English, authorising any person to act as its representative (a "representative") in connection with any meeting or proposed meeting of Bondholders.   4.  A validly appointed proxy or representative shall, so long as their appointment remains in  force, have the right to vote on a resolution or act on behalf of the Bondholder in connection with any meeting or proposed meeting and shall for all purposes in connection with the meeting or adjourned meeting be deemed to be the holder of the Bonds to which they have been appointed proxy or representative, as the case may be.   B. CONVENING OF MEETINGS, QUORUM, ADJOURNED MEETINGS  1. The Issuer may at any time and, if required in writing by Bondholders holding not less than ten  (10) per cent, in principal amount of the Bonds for the time being outstanding, shall convene a meeting of the Bondholders and if the Issuer fails for a period of seven (7) days to convene the meeting, the meeting may be convened by the relevant Bondholders. Whenever the Issuer is about to convene any meeting it shall immediately give notice in writing to the Bondholders of the day, time and place of the meeting and of the nature of the business to be transacted at the meeting. Every meeting shall be held at a time and place specified in the relevant notice.      56

 2.  At least twenty one (21) clear days' notice specifying the place, day and hour of the meeting  shall be given to the Bondholders in the manner provided in these Conditions. The notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting and, in the case of an Extraordinary Resolution only, shall specify the terms of the Extraordinary Resolution to be proposed. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer).   3.  The person (who may but need not be a Bondholder) nominated in writing by the Issuer shall  be entitled to take the chair at each meeting but if no nomination is made or if at any meeting the person nominated is not present within fifteen (15) minutes after the time appointed for holding the meeting, the Bondholders present shall choose one of their number to be Chairman, failing which, the Issuer may appoint a Chairman (the "Chairman"). The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.   4.  At any meeting one or more Eligible Persons present and holding or representing in the  aggregate not less than five (5) per cent, in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the required quorum is present at the commencement of business. The quorum at any meeting for passing an Extraordinary Resolution (subject as provided below) shall be one or more Eligible Persons present and holding or representing in the aggregate a clear majority in principal amount of the Bonds for the time being outstanding.   5.  If within fifteen (15) minutes (or such longer period not exceeding thirty (30) minutes as the  Chairman may decide) after the time appointed for any meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall be adjourned to the same day in the next week (or if that day is a public holiday the next following Business Day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall be adjourned for a period being not less than fourteen (14) clear days nor more than forty two (42) clear days and at a place appointed by the Chairman). If within fifteen (15) minutes (or a longer period not exceeding thirty (30) minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either dissolve the meeting or adjourn it for a period, being not less than fourteen (14) clear days (but without any maximum number of clear days) and to a place as may be appointed by the Chairman (either at or after the adjourned meeting), and the provisions of this sentence shall apply to all further adjourned meetings.   6.  At any adjourned meeting, one or more Eligible Persons present (whatever the principal  amount of the Bonds so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the required quorum been present.    57

 7. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 2 (above) and the notice shall state the relevant quorum. Subject to this, it shall not be necessary to give any notice of an adjourned meeting.  C. CONDUCT OF BUSINESS AT MEETINGS  1. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in the case of an equality of votes, the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as an Eligible Person.   2.  At any meeting, unless a poll is (before or on the declaration of the result of the show of  hands) demanded by the Chairman or the Issuer or by any Eligible Person present  (whatever the principal amount of the Bonds held by him), a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.   3.  Subject to paragraph 5 (below), if at any meeting a poll is demanded, it shall be taken in the  manner and, subject as provided below, either at once or after an adjournment as the Chairman may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.   4.  The Chairman may, with the consent of (and shall if directed by) any meeting, adjourn the  meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.   5.  Any poll demanded at any meeting on the election of a Chairman or on any question of  adjournment shall be taken at the meeting without adjournment.   6.  Any director or officer of the Issuer and its lawyers and financial advisers may attend and  speak at any meeting. Subject to this, but without prejudice to the proviso to the definition of outstanding in the Conditions, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Bondholders or join with others in requiring the convening of a meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Bonds held by, for the benefit of, or on behalf of the Issuer. Nothing contained in this paragraph shall prevent any of the proxies from being a director, officer or representative of or otherwise connected with the Issuer.   7. Subject as provided in paragraph 6, at any meeting:  (a) on a show of hands every Eligible Person present shall have one vote; and  (b)  on a poll every Eligible Person present shall have a vote in respect of each dollar principal  amount of the Bonds held by it or for which it is a proxy or representative.   58

 Without prejudice to the obligations of the proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.   8. Proxies need not be Bondholders.  9. A meeting of the Bondholders shall have the following powers exercisable only by Extraordinary Resolution, subject to the quorum provisions contained in paragraphs B4 and B6 above and the enhanced modification requirements contained in paragraph C12 below, namely:   (a)  power to agree to any modification of the provisions contained in these Conditions or the  Bonds which is proposed by the Issuer, provided that any such modification must apply equally to every outstanding Bond;   (b)  power to give any authority, approval or direction which under the provisions of this Annex,  the Bonds or the Trust Deed is required to be given by Extraordinary Resolution; and   (c)  power to appoint any persons (whether Bondholders or not) as a committee or committees to  represent the interests of the Bondholders and to confer upon any committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;   10.  Any resolution passed at a meeting of the Bondholders duly convened and held in accordance  with the provisions of this Annex shall be binding upon all the Bondholders whether present or not present at the meeting and whether or not voting and each of them shall be bound to give effect to the resolution accordingly and the passing of any resolution shall be conclusive evidence that the circumstances justify its passing. Notice of the result of voting on any resolution duly considered by the Bondholders shall be published in accordance with these Conditions by the Issuer within fourteen (14) clear days of the result being known provided that non-publication shall not invalidate the resolution.   11.  The expression "Extraordinary Resolution" when used in this Annex means (a) a resolution  passed at a meeting of the Bondholders duly convened and held in accordance with the provisions of these Conditions by a majority consisting of not less than sixty six and two thirds (66 2/3) per cent, of the Eligible Persons voting on the resolution upon a show of hands or, if a poll was duly demanded, by a majority consisting of not less than sixty six and two thirds (66 2/3) per cent, of the votes given on the poll or (b) a resolution in writing signed by or on behalf of the holders of not less than sixty six and two thirds (66 2/3) per cent, in principal amount of the Bonds for the time being outstanding, which resolution in writing may be contained in one document or in several documents in similar form each signed by or on behalf of one or more of the Bondholders.   12.  Notwithstanding any other provision of this Annex, no modification or amendment to the  Trust Deed or the Conditions which results in effecting any of the following may be made without the consent of each Bondholder in respect of all outstanding Bonds at the applicable time:   (a) changing the Final Maturity Date; or    59

 (b) amending or cancelling the principal amount of the Bonds; or  (c) modification of the basis for calculating the amount of principal payable in respect of the Bonds; or  (d) modification of the provisions relating to Events of Default or enforcement; or  (e) amending any of the provisions relating to conversion pursuant to Condition 6; or  (f) changing the currency of Bonds or any payment in respect of the Bonds; or  (g) amending any Bondholder rights pursuant to Condition 18; or  (h) modification  of the  provisions  concerning  the  quorum  required  at  any  meeting  of Bondholders or the majority required to pass an Extraordinary Resolution; or  (i) alteration of this paragraph C12.  13. Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any minutes signed by the Chairman of the meeting at which any resolution was passed or proceedings had shall be conclusive evidence of the matters contained in them and, until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had at the meeting to have been duly passed or had.                                   60